UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

TEJON RANCH CO.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Notes:

Post Office Box 1000

Lebec, California 93243

March 31, 2008

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Tejon Ranch Co. on Tuesday, May 13, 2008, at 9:30 A.M., at the Hyatt Regency Irvine, 17900 Jamboree Boulevard, Irvine, California. Your Board of Directors and management look forward to greeting those stockholders who are able to attend.

The Notice of Annual Meeting and Proxy Statement containing information concerning the business to be transacted at the meeting appear in the following pages.

It is important that your shares be represented and voted at the meeting, whether or not you plan to attend. Please vote the enclosed proxy at your earliest convenience.

Your interest and participation in the affairs of the Company are greatly appreciated.

Sincerely,

Robert A. Stine,

President and Chief Executive Officer

TEJON RANCH CO.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

on

May 13, 2008

The Annual Meeting of Stockholders of Tejon Ranch Co. (the “Company” or “Tejon” or referred to as “we”, “us”, “our” or words of similar import in this Proxy Statement) will be held at the Hyatt Regency Irvine, 17900 Jamboree Boulevard, Irvine, California on Tuesday, May 13, 2008, at 9:30 A.M., California time, for the following purposes:

1.	To elect four directors.
2.	To ratify the appointment of the Company’s independent public accountants for fiscal year 2008.
3.	To approve amendments to the 1998 Stock Incentive Plan.
4.	To approve an amendment to the Non-Employee Director Stock Incentive Plan.
5.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The names of the nominees of the Board of Directors of the Company for election at the meeting are: John L. Goolsby, Norman Metcalfe, Kent G. Snyder, and Michael H. Winer.

The Board of Directors has fixed the close of business on March 14, 2008, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

Your attention is invited to the accompanying Proxy Statement. To ensure that your shares are represented at the meeting, please date, sign, and mail the enclosed proxy card, for which a return envelope is provided, or vote your proxy by phone or the internet, the instructions for which are provided on the enclosed proxy card.

For the Board of Directors,

KENT G. SNYDER, Chairman of the Board

TERI BJORN, Secretary

Lebec, California

March 31, 2008

PLEASE MARK YOUR INSTRUCTIONS ON THE ENCLOSED PROXY, SIGN AND DATE THE PROXY, AND RETURN IT IN THE ENCLOSED POSTAGE PAID ENVELOPE. ALTERNATIVELY, PLEASE VOTE YOUR PROXY BY PHONE OR THE INTERNET. PLEASE VOTE YOUR PROXY EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU ATTEND THE MEETING AND WISH TO DO SO, YOU MAY VOTE YOUR SHARES IN PERSON EVEN IF YOU HAVE PREVIOUSLY VOTED YOUR PROXY.

TEJON RANCH CO.

Post Office Box 1000

Lebec, California 93243

PROXY STATEMENT

Annual Meeting of Stockholders

May 13, 2008

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Company for use at the Annual Meeting of Stockholders to be held on May 13, 2008 (the “2008 Annual Meeting”).

It is anticipated that the mailing of this Proxy Statement and accompanying form of Proxy to stockholders will begin on or about March 31, 2008.

SOLICITATION OF PROXIES

At the meeting, the stockholders of the Company will be asked (1) to elect four directors, (2) ratify the appointment of the Company’s independent public accountants for fiscal year 2008, (3) to approve amendments to the 1998 Stock Incentive Plan, (“the Incentive Plan”) to increase the number of shares which can be issued under the Incentive Plan from 1,600,000 to 2,350,000, and extend the dates that awards may be granted under the Incentive Plan and common shares issued under the Incentive Plan, (4) to approve an amendment to the Non-Employee Director Stock Incentive Plan (the” Director Plan”) to extend the dates that awards may be granted under the Director Plan and common shares issued under the Director Plan, and (5) to transact such other business as may properly come before the meeting. Your Board of Directors (the “Board”) is asking for your proxy for use at the meeting. Although management does not know of any other matter to be acted upon at the meeting, shares represented by valid proxies will be voted by the persons named on the proxy in accordance with their best judgment with respect to any other matters which may properly come before the meeting.

The cost of preparing, assembling, and mailing the Notice of Meeting, this Proxy Statement and the enclosed proxy ballot will be paid by the Company. Following the mailing of this Proxy Statement, directors, officers, and regular employees of the Company may solicit proxies by mail, telephone, other electronic means, or in person; such persons will receive no additional compensation for such services. Brokerage houses and other nominees, fiduciaries and custodians nominally holding shares of record will be requested to forward proxy soliciting material to the beneficial owners of such shares and will be reimbursed by the Company for their charges and expenses in connection therewith at the rates approved by the New York Stock Exchange.

RECORD DATE AND VOTING

Holders of shares of the Company’s Common Stock, par value $.50 (the “Common Stock”) of record at the close of business on March 14, 2008 (the “Record Date”) are entitled to notice of, and to vote at, the meeting. There were 16,913,680 shares of Common Stock outstanding on the Record Date. A stockholder giving a proxy may revoke it at any time before it is voted by filing with the Company's Secretary a written notice of revocation or a duly executed proxy bearing a later date. Unless a proxy is revoked and except as indicated below under “Election of Directors,” shares represented by a proxy will be voted in accordance with the voting instructions on the proxy and, on matters for which no voting instructions are given, shares will be voted for the nominees of the Board as shown on the proxy. Stockholders cannot abstain in the election of directors, but they can withhold authority. Stockholders who withhold authority will be considered present for purposes of determining a quorum. The rules of the New York Stock Exchange permit member organizations (“brokers”) to vote shares on behalf of beneficial owners, in the absence of instructions from beneficial owners, on certain “routine” matters, including the election of directors, but do not permit such votes on “non-routine” matters, including any proposals submitted for stockholder approval, none of which are expected at the 2008 Annual Meeting. Situations where brokers do not vote on non-routine proposals are referred to as "broker non-votes." Broker non-votes will not be counted as present for purposes of determining a quorum and will have no effect on the outcome of the voting for any “non-routine” matters.

Stockholders vote cumulatively in the election of directors. Cumulative voting means that each stockholder is entitled to a number of votes equal to the number of directors to be elected multiplied by the number of shares he or she holds. These votes may be cast for one nominee or distributed among two or more nominees. The four (4) candidates receiving the highest number of affirmative votes will be elected as directors at the 2008 Annual Meeting.

To be approved, the ratification of Ernst & Young LLP as our independent public accountants must receive the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the meeting. Abstentions have the effect of a negative vote. On all other matters, stockholders are entitled to one vote per share held. The proxies being solicited include authority of the proxy holders to cumulate votes.

The Directors who are not full-time employees of the Company or any of its subsidiaries may be deemed to have a substantial interest in the amendments to the Director Plan because they will be eligible to receive restricted stock and other awards under the Director Plan as amended. Likewise, the one director who is a full-time employee of the Company or any of its subsidiaries (Robert A. Stine) and the other named executive officers of the Company may be deemed to have a substantial interest in the amendment to the Incentive Plan because they will be eligible to receive restricted stock, performance units, and other awards under the Incentive Plan as amended.

Pursuant to Delaware corporation law, the actions contemplated to be taken at the 2008 Annual Meeting do not create appraisal or dissenters rights.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists the stockholders known to the Company to be the beneficial owners of more than 5% of the shares of the Company’s Common Stock outstanding as of March 14, 2008. The table also provides the stock ownership as of the same date of all directors, the most highly compensated executive officers during 2007, and all directors and officers as a group.

Name and Address of Stockholder	Amount and Nature of Beneficial Ownership (1)		Percent of Class (2)
Third Avenue Management LLC 622 Third Avenue New York, NY 10017	4,508,465	(3)	26.66%

Wesley Capital Management, LLC 535 Madison Avenue New York, NY 10022	2,231,565	(4)	13.19%

FMR Corp. 82 Devonshire Street Boston, MA 02109	993,800	(5)	5.88%

Directors
John L. Goolsby	14,080	(6)	below 1%
Barbara Grimm-Marshall	1,859	(7)	below 1%
Norman Metcalfe	12,377	(7)	below 1%
George G. C. Parker	8,548	(6)	below 1%
Robert C. Ruocco	595,253	(8)	3.52%
Kent G. Snyder	16,811	(7)	below 1%
Geoffrey L. Stack	16,684	(9)	below 1%
Robert A. Stine	377,800	(10)	2.24%
Michael H. Winer	4,508,465	(11)	26.66%

Executive Officers
Dennis J. Atkinson	51,762	(9)	below 1%
Teri Bjorn	30	(7)	below 1%
Joseph E. Drew	32,717	(7)	below 1%
Allen E. Lyda	140,537	(9)	below 1%
All officers and directors as a group (13 persons)	5,776,923		34.16%

(1)	In each case, the named stockholder has the sole voting and investment power as to the indicated shares, except as set forth in the footnotes below, and except that all options, restricted stock and restricted stock units are held by directors and officers individually. For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any shares that such person owns or has the right to acquire within 60 days. As a result, we have included in the “Amount and Nature of Beneficial Ownership” column, shares of vested and unvested restricted stock granted to a beneficial owner. Such restricted stock has voting rights, irrespective of vesting. In addition, we have included restricted stock units that could possibly vest within 60 days, even though for any such restricted stock units shown to vest within that period, the beneficial owner would have to terminate his relationship with the Company.

(2)

For purposes of computing the “Percent of Class” column, any shares which such person does not currently own but has the right to acquire within 60 days of March 14, 2008 are deemed to be outstanding for the purpose of computing the percentage ownership of any person. Restricted stock is deemed outstanding, irrespective of vesting. Also included are restricted stock units that could possibly vest within 60 days, even though for any such restricted stock units shown to vest within that period, the beneficial owner would have to terminate his relationship with the Company.

(3)	Based on information certified as accurate as of December 31, 2007, in a Schedule 13G dated February 14, 2008 filed by Third Avenue Management LLC with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended. This amount includes 3,420,106 shares owned beneficially and of record by Third Avenue Value Fund, 322,646 shares owned beneficially and of record by Third Avenue Small-Cap Value Fund, 485,584 shares owned beneficially and of record by Third Avenue Real Estate Value Fund, 18,000 shares owned beneficially and of record by the Third Avenue Value Portfolio of the Third Avenue Variable Series Trust, and 137,305 shares owned beneficially and of record by the Third Avenue Value Portfolio of the AEGON/Transamerica Series. Third Avenue Management LLC has sole voting and investment power with respect to these shares. Also includes 124,824 shares owned of record by various individual investment accounts managed by Third Avenue Management LLC, which has sole investment power with respect to those shares and sole voting power with respect to 101,824 of those shares.

(4)	There was no change in ownership shares during 2007 for Wesley Capital Management. The information included is based on a Schedule 13G dated February 13, 2006 filed by Wesley Capital Management, LLC, Wesley Capital Partners, LLC, Wesley Capital I, L.P., Arthur Wrubel and John Khoury, with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

(5)	Based on information certified as accurate as of December 31, 2007 in a Schedule 13G dated February 14, 2008 filed by FMR Corp., a parent holding company, and its controlling person on behalf of the stockholder, Fidelity Low Priced Stock Fund, with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

(6)	The shares owned by Mr. Goolsby include 3,689 shares in his accounts, and 10,391 shares underlying stock options that are currently exercisable. The shares owned by Mr. Parker include 1,747 shares in his accounts, 1,663 restricted stock units that could possibly vest within 60 days, and 5,138 shares underlying stock options that are currently exercisable. The shares owned by each of Mr. Goolsby and Mr. Parker in their accounts are held by a family trust concerning which each director and his spouse share voting and investment power.

(7)	The shares owned by Mr. Metcalfe include 4,033 shares in his accounts, 1,820 restricted stock units that could possibly vest within 60 days, and 6,524 shares underlying stock options that are currently exercisable. The shares owned by Mr. Snyder include 4,172 restricted stock units that could possibly vest within 60 days, and 12,639 shares underlying stock options that are currently exercisable. The shares owned by Ms. Grimm-Marshall include 1,192 shares in her account, and 667 shares of restricted stock. The shares owned by Mr. Drew include 10,522 in his account, 10,195 restricted stock units that could possibly vest within 60 days of March 14, 2008, and 12,000 shares underlying stock options that are currently exercisable. All shares owned by Ms. Bjorn are in her accounts.

(8)	Includes 585,083 shares owned beneficially and of record by Carl Marks Strategic Investments, L.P. Mr. Ruocco is a Principal of Carl Marks Management Company, L.P. and shares voting and investment power. Also includes 2,472 shares in his account, 3,666 restricted stock units that could possibly vest within 60 days of March 14, 2008, and 4,032 shares underlying options held by Mr. Ruocco that are currently exercisable.

(9)	The shares owned by Mr. Stack include 6,534 shares in his accounts, 1,901 restricted stock units that could possibly vest within 60 days, and 8,249 shares underlying stock options that are currently exercisable. The shares owned by Mr. Atkinson include 8,263 shares in his accounts, 3,424 shares of restricted stock, that could possibly vest within 60 days of March 14, 2008 and 40,075 shares underlying stock options that are currently exercisable. The shares owned by Mr. Lyda, the Principal Financial Officer of the Company, include 16,396 shares in his accounts, 10,195 restricted stock units that could possibly vest within 60 days of March 14, 2008, and 113,946 shares underlying stock options that are currently exercisable. The shares owned by each of Messrs. Stack, Lyda and Atkinson in their accounts are held as community property concerning which the named person and his spouse share voting and investment power.

(10)	Mr. Stine, as the President and Chief Executive Officer of the Company, is an executive officer as well as a director. The shares owned by Mr. Stine include 59,062 shares in his accounts, 22,601 shares of restricted stock units that could possibly vest within 60 days of March 14, 2008, and 296,137 shares underlying stock options that are currently exercisable. Of the shares in Mr. Stine’s accounts, some of the shares are held by a family trust and some are held as community property. In each case he and his spouse share voting and investment power.

(11)	Includes 3,420,106 shares owned beneficially and of record by Third Avenue Value Fund, 322,646 shares owned beneficially and of record by Third Avenue Small-Cap Value Fund, 485,584 shares owned beneficially and of record by Third Avenue Real Estate Value Fund, 18,000 shares owned beneficially and of record by the Third Avenue Value Portfolio of the Third Avenue Variable Series Trust, and 137,305 shares owned beneficially and of record by the Third Avenue Value Portfolio of the AEGON/Transamerica Series. Also includes 124,824 shares owned of record by various individual investment accounts managed by Third Avenue Management LLC, which has sole investment power with respect to those shares and sole voting power with respect to 101,824 of those shares. Mr. Winer is a Portfolio Manager of Third Avenue Management LLC and shares voting and investment power. Mr. Winer disclaims beneficial ownership of the shares owned by said entities for all other purposes.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors, executive officers and persons who beneficially own more than 10% of the Company’s Common Stock, to file reports of holdings and transactions in the Company’s Common Stock with the Securities and Exchange Commission (the”SEC”) and to furnish the Company with copies of all Section 16(a) reports that they file. Based on those records and other information furnished to the Company, during 2007, executive officers, directors and persons who beneficially own more than 10% of the Company’s Common Stock complied in a timely manner with all filing requirements.

PROPOSAL 1

THE ELECTION OF DIRECTORS

The Board currently consists of nine directors divided into three classes based upon when their terms expire. The terms of four directors (Class III) expire at the 2008 Annual Meeting, the terms of two directors (Class I) expire at the 2009 Annual Meeting, and the terms of three directors (Class II) expire at the 2010 Annual Meeting. The regular terms of directors expire at the third Annual Meeting following the Annual Meeting at which the directors were elected, although directors continue to serve until their successors are elected and qualified, unless the authorized number of directors has been decreased.

The names of the nominees of the Board for election as directors at the 2008 Annual Meeting (all of whom are presently directors) are set forth in the table below, along with certain other information. The table also includes information as to other directors of the Company.

Other than nominations made at the direction of the Board, nominations of persons for election to the Board of Directors by stockholders must be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not later than the close of business on the tenth day following the day on which the Notice of Annual Meeting of Stockholders was mailed. Such stockholder's notice must set forth: (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required, in each case pursuant to the Exchange Act, as amended; and (ii) as to the stockholder giving the notice, the name and address, as they appear on the Company's books, of such stockholder, and the class and number of shares of the Company which are beneficially owned by such stockholder.

Except as noted below, each proxy solicited by and on behalf of the Board will be voted "FOR" the election of the nominees named below (unless such authority is withheld as provided in the proxy) and one-fourth of the votes to which the stockholder is entitled will be cast for each of the four nominees. In the event any one or more of the nominees shall become unable to serve or refuse to serve as director (an event which is not anticipated), the proxy holders will vote for substitute nominees in their discretion. If one or more persons other than those named below as nominees for the 2008 Annual Meeting are nominated as candidates for director by persons other than the Board, the enclosed proxy may be voted in favor of any one or more of said nominees of the Board or substitute nominees and in such order of preference as the proxy holders may determine in their discretion.

Nominees for Class III Directors Whose Terms Expire in 2011 and Principal Occupation or Employment (1)	First Became Director	Age
John L. Goolsby (3)(5)(6) Private investments and real estate; Director Thomas Properties Group, Inc.	1999	66

Norman Metcalfe (2)(4)(5) Real estate and investments; Director of The Ryland Group, and Building Materials Holding Corp.	1998	65

Kent G. Snyder (2)(5) Attorney at Law; Chairman of the Board, Tejon Ranch Co.; Director of Independence Bank.	1998	71

Michael H. Winer (2) Portfolio Manager, Third Avenue Management LLC, investment management; Director of Real Mortgage Systems, Inc.	2001	52

Other Directors and Principal Occupation or Employment (1)
Barbara Grimm-Marshall (3)(6) Director of Grimmway Enterprises Inc., Diamond Farming Inc., and Crystal Organic Farms LLC.	2006	55

George G.C. Parker (3)(4)(6) Dean Witter Distinguished Professor of Finance, Graduate School of Business, Stanford University; Director of Continental Airlines, Inc., Netgear Inc., and Threshold Pharmaceuticals; Trustee of Barclays Global Investors.	1999	69

Robert C. Ruocco (3)(4)(6) Principal, Carl Marks Management Company, L.P., investment management.	1997	49

Geoffrey L. Stack (3)(4)(5)(6) Managing Director, SARES-REGIS Group, real estate development and management.	1998	64

Robert A. Stine (2)(5) President and Chief Executive Officer, Tejon Ranch Co.; Director of First Community Bancorp (San Diego County) and The Bakersfield Californian.	1996	61

(1)	Including other current directorships. Except as set forth below, each of the directors has been engaged in his principal occupation described above during the past five years. There are no family relationships among any directors of the Company.

Mr. Winer has served as a Portfolio Manager at Third Avenue Management LLC since August 2002, when it succeeded to the business operations of M.J. Whitman Advisers, Inc. and EQSF Advisers, Inc. Mr. Winer served as a Portfolio Manager at M.J. Whitman Advisers, Inc. and EQSF Advisers, Inc. since September 1998.

(2)	Member of Executive Committee.

(3)	Member of Audit Committee.

(4)	Member of Compensation Committee.

(5)	Member of Real Estate Committee.

(6)	Member of Nominating and Corporate Governance Committee.

The terms of Mr. Ruocco and Mr. Stack expire at the 2009 Annual Meeting and the terms of Ms. Grimm-Marshall, Mr. Parker, and Mr. Stine expire at the 2010 Annual Meeting.

Board of Directors

The Board has made a finding that all directors, except Mr. Stine, are “independent” as that term is defined in the listing standards of the New York Stock Exchange (the “NYSE”). The categorical criteria used by the Board to determine whether a director is independent (the Company’s “Independence Standards”) are set forth in Attachment A to the Company’s Corporate Governance Guidelines (the “Corporate Governance Guidelines”); the Independence Standards are attached as Appendix A to this Proxy Statement. Mr. Snyder will preside at all portions of Board of Directors meetings limited to independent or non-management directors.

The Board has adopted a Code of Business Conduct and Ethics, which is applicable to all directors, officers and employees. It also has adopted Corporate Governance Guidelines to guide its own operations. Both documents are available on the Company web site, www.tejonranch.com, and are available in print form upon request to the Corporate Secretary – P.O. Box 1000, Lebec, California 93243.

During 2007, there were four meetings of the Board. During 2007 all incumbent directors attended 75% or more of the aggregate total of such meetings of the Board and committees of the Board on which they served.

The Company’s policy is that all directors are expected to attend every annual stockholders meeting in person. All directors attended the 2007 Annual Meeting of the Company.

Committees of the Board

Standing committees of the Board include the Executive, Audit, Compensation, Real Estate, and Nominating and Corporate Governance Committees. During 2007, there were no meetings of the Executive Committee, five of the Audit Committee, four of the Compensation Committee, two of the Real Estate Committee, and one of the Nominating and Corporate Governance Committee. The major functions of each of these committees are described briefly below.

The Executive Committee

Except for certain powers which, under Delaware law, may be exercised only by the full Board of Directors, or which, under the rules of the SEC or the NYSE, may only be exercised by committees composed solely of independent directors, the Executive Committee may exercise all powers and authority of the Board in the management of the business and affairs of the Company. Messrs. Metcalfe, Snyder, Stine, and Winer are members of the Executive Committee. Mr. Snyder is the Chairman of the Executive Committee.

The Audit Committee

The Audit Committee acts on behalf of the Board in fulfilling the Board’s oversight responsibility relating to the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of the Company’s financial statements, and the legal compliance and ethics programs as established by management and the Board. In addition, the Audit Committee retains the independent auditor and approves the scope of all audit and non-audit services it performs. The Audit Committee is governed by a written charter adopted and approved by the Board. Mr. Parker is the Chairman of the Audit

Committee, and Ms. Grimm-Marshall, and Messrs. Goolsby, Ruocco, and Stack are members of the Audit Committee. The Board has determined that each member of the Audit Committee is independent, and that no member of the Audit Committee is an “affiliated person”, as those terms are defined under the Independence Standards, the listing standards of the NYSE, and Rule 10A-3 of the Exchange Act, as amended. The Board has further found that Mr. Parker qualifies as an “audit committee financial expert” for the purposes of Item 407 (d)(5) of Regulation S-K promulgated by the SEC, and has “accounting or related financial management expertise” as described in the listing standards of the NYSE. The Audit Committee’s charter is available on the Company’s web site, www.tejonranch.com.

The Compensation Committee

The Compensation Committee reviews and either adjusts or recommends to the Board appropriate adjustments to the Company’s overall compensation structure, the compensation arrangements for executive officers, and director compensation, and evaluates the performance of executive officers. The Compensation Committee’s charter is available on the Company’s web site, www.tejonranch.com. Mr. Ruocco is the Chairman of the Compensation Committee, and Messrs. Metcalfe, Parker, and Stack are members of the Compensation Committee. Each member of the Compensation Committee is independent as defined under the Independence Standards and the listing standards of the NYSE.

The Real Estate Committee

The Real Estate Committee reviews all significant activities and issues related to the Company's real estate assets and opportunities. It receives and considers the analyses of the Company's real estate staff and provides management with oversight, guidance and strategic input on major decision points. It reviews and either approves or recommends to the Board of Directors appropriate action on significant proposed real estate transactions, development pro formas and budgets, and action plans. Mr. Metcalfe is the Chairman of the Real Estate Committee, and Messrs. Goolsby, Snyder, Stack, and Stine are members of the Real Estate Committee. The Real Estate Committee’s charter is available on the Company’s web site, www.tejonranch.com.

The Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is charged with evaluating the performance of existing directors, identifying and recruiting potential new directors, evaluating candidates for director positions recommended by stockholders, and recommending candidates to be nominated by the Board or elected by the Board on an interim basis. It also reviews and makes recommendations to the Board respecting the composition and functioning of Board committees, the Corporate Governance Guidelines, and the Board’s performance. Mr. Parker is the Chairman of the Nominating and Corporate Governance Committee, and Ms. Grimm-Marshall, and Messrs. Goolsby, Ruocco, and Stack are members of the Nominating and Corporate Governance Committee.

In considering candidates for the Board, the Nominating and Corporate Governance Committee evaluates the entirety of each candidate’s credentials and does not have any specific minimum qualifications that must be met by a nominee. However, the Committee seeks as directors individuals with substantial management experience who possess the highest personal values, judgment and integrity, an understanding of the environment in which the Company does business, and diverse experience with the key business, financial and other challenges that the Company faces.

All of the members of the Nominating and Corporate Governance Committee are independent as that term is defined in the Independence Standards and the listing standards of the NYSE. The Nominating and Corporate Governance Committee’s charter is available on the Company’s web site, www.tejonranch.com.

The Nominating and Corporate Governance Committee is pleased to consider any recommendations of director candidates from stockholders. In March 2005, the Nominating and Corporate Governance Committee adopted formal procedures regarding consideration of candidates recommended by stockholders. Stockholders may recommend a candidate for consideration by the Nominating and Corporate Governance Committee by sending a letter addressed to Nominating and Corporate Governance Committee Chair, c/o Corporate Secretary, P.O. Box 1000, Lebec, California 93243. The Nominating and Corporate Governance Committee does not evaluate candidates differently based on who has made the recommendation. The Nominating and Corporate Governance Committee has the authority under its charter to hire and pay a fee to outside counsel, experts or other advisors to assist in the process of identifying and evaluating candidates. No such outside advisors have been used to date and, accordingly, no fees have been paid to such advisors.

Stockholder Communications with the Board of Directors

Via the “Contact Us” link on the Company’s website, www.tejonranch.com, stockholders and other interested persons may communicate directly with the Board, without management seeing or otherwise being able to intercept the communication. These communications will be automatically directed to the Chairman of the Audit Committee.

PROPOSAL 2

THE RATIFICATION OF THE APPOINTMENT OF INDEPENDENT

PUBLIC ACCOUNTANTS

The Audit Committee has selected Ernst & Young LLP as the Company’s independent public accountants for the fiscal year ending December 31, 2008. Services provided to the Company and its subsidiaries by Ernst & Young LLP in fiscal years 2006 and 2007 are described under “Audit Fees” below. Additional information regarding the Audit Committee is provided in the Report of the Audit Committee below.

Representatives of Ernst & Young LLP are expected to be present at the meeting and will have an opportunity to make a statement if they wish and will be available to respond to appropriate questions from stockholders.

Stockholder Ratification of the Appointment of Independent Registered Public Accountant. We are asking our stockholders to ratify the selection of Ernst & Young LLP as our independent auditor. Although ratification is not required by our bylaws or otherwise, the Board is submitting the selection of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate practice. In the event stockholders do not ratify the appointment of Ernst & Young LLP, the appointment will be reconsidered by the Audit Committee and the Board.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTANTS FOR FISCAL YEAR 2008.

Independent Public Accountants

Ernst & Young LLP has been selected by the Audit Committee to serve as the Company's independent public accountants for the fiscal year 2008 and served in that capacity for the year ended December 31, 2007.

Audit Fees. The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of the Company's annual financial statements for the year ended December 31, 2007 and for the reviews of the financial statements included in the Company's Forms 10-Q for that year were $354,381. The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of the Company’s annual financial statements for the year ended December 31, 2006 and for the reviews of the financial statements included in the Company’s Forms 10-Q for that year were $371,000.

Audit-Related Fees. The aggregate audit-related fees billed by Ernst & Young LLP that were reasonably related to the performance of the audit or review of the Company’s financial statements, including fees for the performance of audits and attest services not required by statute or regulations; audits of the Company’s employee benefit plans; due diligence activities related to investments; and accounting consultations about the application of generally accepted accounting principles to proposed transactions (collectively, the “Audit-Related Fees”) for the year ended December 31, 2007 were $16,181. The Audit-Related Fees billed by Ernst & Young LLP for the year ended December 31, 2006, were $22,000.

Tax Fees. The aggregate fees billed by Ernst & Young LLP for tax compliance, advice and planning services for the year ended December 31, 2007 were $81,986. The aggregate fees billed by Ernst & Young LLP for tax compliance, advice and planning services for the year ended December 31, 2006 were $48,000. In each case the services consisted of tax return preparation.

All Other Fees. Ernst & Young LLP did not bill for any services other than those listed above for the years ended December 31, 2007 and December 31, 2006.

The Audit Committee Charter requires that the Audit Committee pre-approve all fees billed by Ernst & Young LLP, and in the years ending December 31, 2007 and 2006, 100% of the fees billed by Ernst & Young LLP were pre-approved by the Audit Committee. Ernst & Young LLP provides a proposal to the Audit Committee for all services it proposes to provide and the Audit Committee then takes such action on the proposal as it deems advisable.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of the Board has furnished the following report:

The Audit Committee reviewed the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. The Company's independent auditors are responsible for expressing an opinion on the conformity of the Company's audited financial statements to generally accepted accounting principles.

In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as may be modified or supplemented. In addition, the Audit Committee has received from the independent accountants the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), as may be modified or supplemented, and has discussed with the independent accountants their independence from the Company and its management. The Audit Committee has also considered whether the independent auditors' provision of non-audit services to the Company is compatible with their independence.

Based on the reviews and discussions referred to in the preceding paragraphs, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2007 as filed with the Securities and Exchange Commission.

George G. C. Parker (Chairman), John Goolsby, Barbara Grimm-Marshall,

Robert C. Ruocco, Geoffrey L. Stack

Members of the Audit Committee

PROPOSAL 3

AMENDMENTS TO THE 1998 STOCK INCENTIVE PLAN

At the 2008 Annual Meeting, the stockholders of the Company will be asked to approve amendments to the Company’s 1998 Stock Incentive Plan (the “Incentive Plan”) in order to (1) increase the maximum number of shares of Common Stock the Company may issue under the Incentive Plan by 750,000 shares, from 1,600,000 to 2,350,000 shares (“Amendment 1”), and (2) extend the date through which awards may be granted under the Incentive Plan from January 25, 2008 to January 25, 2018, and the date that Common Shares can be issued pursuant to awards granted under the Incentive Plan from January 25, 2018 to January 25, 2028 (“Amendment 2” and, collectively with Amendment 1, the “Incentive Plan Amendments”). The Incentive Plan provides for the making of awards to employees, consultants and advisors of the Company. Awards under the plan are not restricted to any specific form or structure.

The purpose of Amendment 1 is to secure adequate shares to fund expected awards under the Company’s long-term equity-based compensation program. The Board believes that 750,000 shares represent a reasonable amount of potential equity dilution and allows the Company to continue awarding long-term equity-based compensation, which is an important component of its overall compensation program. Amendment 1 would also limit the number of performance shares or shares of restricted stock that may be granted to any one person in any one calendar year to 100,000, respectively. A copy of the Incentive Plan, as amended and restated to reflect the Incentive Plan Amendments, is attached as Appendix B to this Proxy Statement.

The purpose of Amendment 2 is to extend the date that awards may be granted under the Incentive Plan from January 25, 2008 to January 25, 2018. Amendment 2 would also extend the date that Common Shares may be issued pursuant to awards granted under the Incentive Plan, from January 25, 2018 to January 25, 2028.

The other features of the Incentive Plan remain the same as under the terms of the Incentive Plan previously approved by the Company’s stockholders. In May 2001, the stockholders approved an amendment to the Incentive Plan which increased the number of shares which could be issued under the plan from 800,000 to 1,600,000. In order for the Incentive Plan Amendments to take effect, they must be approved by the affirmative vote of the holders of a majority of shares represented in person or by proxy and entitled to vote on this item. Under the rules of the NYSE, brokers are prohibited from giving proxies to vote on equity compensation plan matters unless the beneficial owner of such shares has given voting instructions on the matter. This means that if your broker is the record holder of your shares, you must give voting instructions to your broker with respect to Proposal 3 if you want your broker to vote your shares on the matter (see “Record Date and Voting”).

The Board unanimously adopted Amendment 1 on December 11, 2007 and Amendment 2 on March 27, 2008. The Company’s employee directors have an interest in the amendment to the Incentive Plan because they are eligible for awards under the plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE INCENTIVE PLAN AMENDMENTS.

Why You Should Vote for the Amendments to the Incentive Plan. Specific features of the Incentive Plan that are consistent with good corporate governance practices include, but are not limited to:

•	options may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date;

•

there can be no repricing of options without stockholder approval, either by canceling the option to issue a replacement option or other stock award to the participant at a lower price or by reducing the exercise price of the option, other than in connection with a change in the Company’s capitalization;

•

there can be no repricing of stock appreciation rights without stockholder approval, either by canceling the right to issue a replacement right or other stock award to the participant at a lower price or by reducing the exercise price of the right, other than in connection with a change in the Company’s capitalization; and

•

there can be no recycling of shares from exercised awards, meaning shares of common stock subject to an award cannot be made available for issuance if the shares were subject to a stock-settled stock appreciation right and were not issued in the net settlement, were used to pay the exercise price of an option, were delivered or withheld to pay the withholding taxes related to an award, or were repurchased on the open market with the proceeds of an option award.

Purpose of the Incentive Plan. The purpose of the Incentive Plan is to enable the Company and its subsidiaries to attract, retain and motivate their employees, consultants and advisors by providing for or increasing their proprietary interests in the Company in a manner consistent with its long-term compensation policy. As described more fully in Compensation Discussion and Analysis, the Board believes equity incentives are an important part of its overall compensation policy because they align the interests of employees with those of the stockholders. Prior to 2004, the primary form of equity compensation awarded under the Incentive Plan consisted of non-qualified stock options because of favorable accounting and tax treatment. In recent years the Board has granted restricted stock and performance shares under the Incentive Plan rather than stock options, finding restricted stock and performance shares provide an equally motivating form of incentive compensation while resulting in potentially less ownership dilution.

Eligibility. All employees of the Company and its subsidiaries are eligible to receive awards under the Incentive Plan, although to date the Board has only granted awards under the Incentive Plan to officers. Awards can also be granted under the Incentive Plan to consultants and advisors of the Company and its subsidiaries, although to date no such awards have been granted.

Number of Shares Available Under the Plan. As of March 27, 2008, and prior to the requested increase, zero shares remain available for issuance of future awards pursuant to the Incentive Plan. Shares subject to awards under the Incentive Plan that lapse, expire, terminate or are canceled prior to issuance will again be available for issuance under the Incentive Plan. However, shares subject to awards under the Incentive Plan that are not issued upon the net settlement or net exercise of options or stock appreciation rights, and shares that are delivered to or retained by the Company to pay the exercise price or withholding taxes related to awards and shares repurchased on the open market with the proceeds of option exercises, will not be available for additional grants under the Incentive Plan. The number of shares that may be issued is subject to adjustment in the event of a stock split, reverse stock split, merger, and certain other significant events. The closing price of the Company’s Common Stock on the NYSE on March 27, 2008 was $37.19.

The following table sets forth the number of shares authorized for future issuance as of March 27, 2008 and after including the additional shares under Incentive Plan Amendments, along with the equity dilution represented by the shares available for future awards as a percentage of the common shares outstanding.

Share Authorization – Incentive Plan
	Total Shares Available for Future Awards	Number of Shares Issuable Under Outstanding Unexercised Stock Options	Number of Shares Issuable Under Outstanding Unvested Restricted Stock	Maximum Number of Shares Issuable Under Outstanding Performance Shares and Milestone Shares	Total Shares Available for Future Awards Plus Outstanding Awards	Equity Dilution: Percent of Basic Common Shares Outstanding
Shares Authorized for future awards as of March 27, 2008	—	488,358	33,346	520,543	1,042,247	6.2%
Requested Increase to Shares Available in the Incentive Plan after Amendments	750,000				750,000	4.4%
Shares Authorized for Future Awards after Approval of the Amendments	750,000	488,358	33,346	520,543	1,792,247	10.6%

Types of Awards Granted Under the Plan. As described more fully in Compensation Discussion and Analysis, the Incentive Plan allows the Company to enter into any type of arrangement with any eligible grantee that involves or might involve the issuance of shares of Common Stock of the Company. To preserve flexibility, the Incentive Plan permits the grant of stock options, stock appreciation rights, restricted stock, performance shares, or similar rights with an exercise or conversion privilege at a price related to the Common Stock of the Company, or a value derived from the value of the Common Stock. The types of securities that may be issued under the Incentive Plan are described below.

Stock Options. Stock options granted under the Incentive Plan awards may be either non-qualified stock options or incentive stock options under Section 422 of the Internal Revenue Code of 1986 (the “Code”). Only persons who are employees of the Company may be granted incentive stock options. The exercise price of any stock option granted may not be less than the fair market value of the shares on the date of grant, and any person who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company may not be granted an incentive stock option at an exercise price less than 110% of the fair market value of the stock on the date of grant. The Board or a committee of directors has the power to determine the terms of each option granted, including the expiration, vesting and exercise dates and whether the exercise price will be paid in cash, by tender of outstanding shares of Common Stock, by surrendering option rights with respect to existing unexercised stock options, by any combination of the foregoing or by any other means approved by the Board or the committee. The term of options may not be greater than 10 years (5 years for 10% stockholders), the options must not be transferable other than by the laws of descent and distribution, and they must be exercisable only by the holder during the life of the holder. The plan under which incentive options are granted must be approved by the stockholders within 12 months after it is adopted by the Board. If the aggregate fair market value of all shares of stock with respect to which incentive stock options granted to an individual first become exercisable during any calendar year exceeds $100,000, the options will not qualify as incentive options to the extent of the excess. Notwithstanding the foregoing, under the Incentive Plan no more than 400,000 stock options may be granted to any one person in any one calendar year.

Stock Appreciation Rights. Stock appreciation rights (“SARs”) entitle the grantee exercising the SAR to receive payment in an amount equal to the difference between the fair market value of a share of stock on the date of exercise and the exercise price of the SAR multiplied by the number of shares as to which the SAR is exercised. The SAR can be settled in cash, shares of stock or a combination of both. It is also possible to grant SARs in tandem with stock options that are not eligible for the federal income tax treatment afforded incentive stock options (see “Certain Federal Income Tax Consequences of Options and Other Awards”) in order to provide the grantee with cash to pay the income taxes that are payable upon exercise of such an option.

Restricted Stock. Awards can be granted in the form of shares of stock which are restricted by agreements having terms and provisions determined by the Board or a committee thereof, which may include forfeiture provisions or restrictions on transferability that expire over time or upon the satisfaction of certain performance or other requirements. Grantees receiving restricted stock typically are entitled to dividends and voting rights on the shares prior to the lapsing of the restrictions. Restricted stock generally vests pursuant to the achievement of specific goals and objectives. No later than 30 days after a grantee receives the restricted stock, the grantee may elect to recognize taxable ordinary income in an amount equal to the fair market value of the shares at the time of receipt. Provided that the election is made in a timely manner, when the restrictions on the shares lapse, the grantee will not recognize any additional income. If the grantee forfeits the shares to the Company (e.g., upon the grantee’s termination prior to expiration of the restriction period), the grantee may not claim a deduction with respect to the income recognized as a result of the election. Notwithstanding the foregoing, if the proposed Incentive Plan Amendments are approved, no more than 100,000 shares of restricted stock may be granted to any one person in any one calendar year, subject to adjustment in the event of stock splits, stock dividends and the like.

Performance Shares. The Incentive Plan permits the Board or a committee of the Board to grant performance share awards involving the issuance of unrestricted shares of Common Stock based upon the appreciation in the market value, book value or other measure of value of the Common Stock, the performance of the Company based on earnings or cash flow and/or such other factors as the Board or the Committee may determine to be important to increasing stockholder value. Generally, the granting of performance shares is tied to the achievement of a rolling three-year cash flow metric. Notwithstanding the foregoing, if the Incentive Plan Amendments are approved, no more than 100,000 performance shares may be granted to any one person in any one calendar year, subject to adjustment in the vent of stock splits, stock dividends and the like.

Other Awards. Awards may be granted to employees under the Incentive Plan that do not fall clearly into the categories described above.

Administration. The Incentive Plan provides that it is to be administered by the Board or a committee, which must consist of two or more directors (the “Committee”). The Incentive Plan gives the Board or the Committee broad authority to determine the persons to whom awards will be granted, the time or times at which awards will expire, the types of awards to be granted, the number of shares subject to each award and all other terms and conditions of awards. The Board or the Committee also has the power to adopt, amend and rescind rules and regulations relating to the Incentive Plan, to determine whether and the extent to which adjustments are required to be made under the Incentive Plan and under outstanding awards in the event of events such as stock splits, reverse stock splits, stock dividends, other dividends or distributions (except cash dividends paid out of earned surplus) or a merger, recapitalization or certain other significant events.

When the Incentive Plan was adopted, the Board authorized the Compensation Committee, which is comprised of two or more “outside directors” within the meaning of Section 162(m) of the Code (“Section 162(m)”), to consider and make recommendations to the Board with respect to the granting of options, but the Board reserved to itself the power to make grants and otherwise administer the Incentive Plan. In the case of awards intended to qualify as “performance-based compensation” within the meaning of Section 162(m), the Compensation Committee approves such grants and the performance goals for any performance period. In the case of awards granted to certain executive officers that require the achievement of specified performance goals, following the completion of the performance period, the Compensation Committee will certify, to the extent required by Section 162(m), in writing whether, and to what extent, the performance goals for the performance period have been achieved.

Section 162(m) of the Code. The Board continues to believe that it is in the best interests of the Company and its stockholders to continue to provide for an equity incentive plan under which stock-based compensation awards made to the Company’s executive officers can qualify for deductibility by the Company for federal income tax purposes. Accordingly, the Incentive Plan has been (and with the Incentive Plan Amendment remains) structured in a manner such that awards under it can satisfy the requirements for “performance-based” compensation within the meaning of Section 162(m). In general, under Section 162(m), in order for the Company to be able to deduct compensation in excess of $1 million paid in any one year to the Company’s Chief Executive Officer or any of the Company’s three other most highly compensated executive officers (other than the Company’s Chief Financial Officer), such compensation must qualify as “performance-based.” One of the requirements of “performance-based” compensation for purposes of Section 162(m) is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by the Company’s stockholders. For purposes of Section 162(m), the material terms include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goal is based and (iii) the maximum amount of compensation that can be paid to an employee under the performance goal. With respect to awards of restricted stock, stock units, performance shares, performance units and other awards under the Incentive Plan, each of these aspects is discussed below, and stockholder approval of the Incentive Plan Amendment will be deemed to constitute re-approval of each of these aspects of the Incentive Plan for purposes of the approval requirements of Section 162(m).

Duration, Termination and Amendment of Plan. The Incentive Plan provides that awards cannot be granted under the Plan after January 25, 2008, which is the expiration of ten years after the Incentive Plan was initially adopted by the Board. Under the current Incentive Plan, shares of Common Stock can be issued until January 25, 2018 pursuant to awards granted on or prior to January 25, 2008. If the proposed Incentive Plan Amendments are approved, these dates will be extended to January 25, 2018 and January 25, 2028, respectively. The Board can amend or terminate the Incentive Plan at any time in any manner, except that no amendment or termination of the Incentive Plan can deprive any grantee of any award already granted without the consent of the grantee, and no amendment can increase the number of shares subject to the Incentive Plan that can be issued pursuant to incentive stock options or change, alter or modify the employees or class of employees eligible to receive incentive stock options without obtaining the approval of the stockholders within 12 months after the adoption of any such amendment and prior to the issuance of any increased number of shares or the issuance of shares to any person not eligible for awards prior to the amendment.

Awards Granted Under the Incentive Plan. On March 27, 2008, (i) 488,358 shares were covered by options granted under the Incentive Plan, at exercise prices ranging from $20.25 to $27.66 per share; (ii) 553,889 shares were subject to unvested awards of restricted stock and performance share awards granted under the Incentive Plan; and (iii) zero shares remained available to support additional awards of stock options under the Incentive Plan, and zero shares remained available to support additional awards under the Incentive Plan that are not stock options. The closing price of the common stock, as reported on the NYSE on March 27, 2008 was $37.19 per share.

Information about option, restricted stock and performance share awards granted in 2007 under the Incentive Plan to the Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers can be found in the table under the heading “Grants of Plan-Based Awards in 2007” on page 32 of this Proxy Statement.

Additional information about the Incentive Plan and other plans pursuant to which awards in the form of shares of the Company’s common stock may be made to directors and employees in exchange for goods or services, including plans that were not required to be approved by stockholders but excluding plans assumed in mergers, is provided under “Equity Compensation Plans Information” on page 26 of this Proxy Statement.

No information can be provided with respect to options or awards that may be granted in the future under the Incentive Plan. Such awards are within the discretion of the Board and the Compensation Committee, and neither has determined future awards or who might receive them.

Performance-Based Compensation Under Section 162(m). The Board or Compensation Committee may establish performance criteria and levels of achievement versus such criteria that shall determine the number of shares of common stock to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to an award, which criteria may be based on “Qualifying Performance Criteria” (as described below) or other standards of financial performance and/or personal performance evaluations. In addition, the Board or Compensation Committee may specify that an award or portion of an award is intended to satisfy the requirements for “performance-based” compensation under Section 162(m), provided that the performance criteria for any portion of an award that is intended by the Board or Compensation Committee to satisfy the requirements for “performance-based” compensation under Section 162(m) shall be a measure based on one or more Qualifying Performance Criteria selected by the Board and specified at the time the award is granted.

Qualifying Performance Criteria will be any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or related company, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to a previous year’s results or to a designated comparison group, in each case as specified by the Board or Compensation Committee in the award: (i) internal rate of return; (ii) net cash flow (net cash from operations and cash used for capital investment); (iii) timing of the receipt of entitlements; (iv) number of units entitled; (v) number of acres absorbed; (vi) return on average common stockholders’ equity; (vii) return on average equity; (viii) return on tangible equity; (ix) total stockholder return; (x) stock price appreciation; (xi) earnings per diluted share of common stock; (xii) operating earnings (including earnings before transaction-related expense) per diluted share of common stock; (xiii) net operating earnings (including earnings less transaction-related expense) per diluted share of common stock; and (xiv) return on average assets. To the extent consistent with Section 162(m) of the Code, the Board or the Compensation Committee, as applicable, (A) may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to eliminate the effects of charges for restructurings, discontinued operations, extraordinary items and all items of gain, loss or expense determined to be extraordinary or unusual in nature or related to the disposal of a segment of a business or related to a change in accounting principle all as determined in accordance with standards established by opinion No. 30 of the Accounting Principles Board (APA Opinion No. 30) or other applicable or successor accounting provisions, as well as the cumulative effect of accounting changes, in each case as determined in accordance with generally accepted accounting principles or identified in the Company’s financial statements or notes to the financial statements, and (B) may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (1) asset write-downs, (2) litigation, claims, judgments or settlements, (3) the effect of changes in tax law or other such laws or provisions affecting reported results, (4) accruals for reorganization and restructuring programs and (5) accruals of any amounts for payment under this Plan or any other compensation arrangement maintained by the Company.

Certain Federal Income Tax Consequences of Options and Other Awards. The following is a brief description of the federal income tax treatment that will generally apply to awards granted under the Incentive Plan based on federal income tax laws in effect on the date of this Proxy Statement. The exact federal income tax treatment of awards will depend on the specific nature of the award. This summary does not constitute tax advice, is not intended to be exhaustive and, among other things, does not describe any state, local or foreign tax consequences.

Incentive Stock Options. An employee recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. However, the excess of the fair market value of the shares acquired over the option price is an item of adjustment in computing the alternative minimum taxable income of the optionee. If the optionee holds the stock received upon exercise of the incentive stock option for at least two years following the date the option was granted and one year following the exercise of the option, the optionee will normally recognize a long term capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. However, if an optionee disposes of the shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), then the optionee will include in income, as compensation for the year of the disposition, an amount equal to the excess, if any, of the fair market value of the shares, upon exercise of the option over the option price (or, if less, the excess of the amount realized upon disposition of the option price). The excess, if any, of the sale price over the fair market value on the date of exercise will be a short-term capital gain. In such case, the Company will be entitled to a deduction, in the year of such a disposition, for the amount includible in the optionee’s income as compensation. The optionee’s basis in the shares acquired upon exercise of an incentive stock option is equal to the option price paid, plus any amount includible in his or her income as a result of a disqualifying disposition.

Non-Qualified Stock Options. Although the grant of non-qualified stock options under the Incentive Plan results in no taxable income to the optionee or deduction to the Company, when the optionee exercises the option, he or she will be taxed at ordinary income rates on the excess of the fair market value of the stock received over the option exercise price and, subject to the applicable provisions of the Code, the Company will generally be entitled to a tax deduction in the same amount. The amount paid by the optionee on exercise plus the amount included in an optionee’s income as a result of the exercise of a non-qualified stock option will be treated as his or her basis in the shares acquired, and any gain or loss on the subsequent sale of the shares will be treated as long-term or short-term capital gain or loss, as the case may be.

Stock Appreciation Rights. The grant of a SAR is generally not a taxable event for the grantee. Upon exercise of the SAR, the grantee will recognize ordinary income in an amount equal to the amount of cash received upon such exercise, and the Company will generally be entitled to a deduction equal to the same amount.

Restricted Stock. There are no immediate tax consequences of receiving an award of restricted stock units. A participant who is awarded restricted stock generally will recognize ordinary income in an amount equal to the fair market value of the shares issued to such participant at the end of the applicable vesting period or, if later, the settlement date elected by the administrator or a participant. Any additional gain or loss recognized upon any later disposition of any shares received would be capital gain or loss. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code (including Section 162(m)).

Performance Shares. A participant will generally recognize no income upon the grant of a performance share. Upon the settlement of such award, participants normally will recognize ordinary income in the year of receipt in an amount equal to the fair market value of any nonrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code (including Section 162(m)).

Other Awards. Awards may be granted to employees under the Incentive Plan that do not fall clearly into the categories described above. The federal income tax treatment of these awards will depend upon their specific terms.

Excess Parachute Payments. The terms of the agreements pursuant to which awards are made under the Incentive Plan may provide for accelerated vesting or payment of an award in connection with a change in ownership or control of the Company. All of the options, performance shares and restricted shares granted to date include such provisions. In that event and depending upon the individual circumstances of the recipient employee, certain amounts with respect to such awards may constitute “excess parachute payments” under the golden parachute provisions of the Internal Revenue Code. Pursuant to those provisions, an employee will be subject to a 20% excise tax on any “excess parachute payment.”

Withholding Taxes. The Company will generally be required to withhold applicable taxes with respect to any ordinary income recognized by a grantee in connection with awards under the Incentive Plan.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE “FOR” APPROVAL OF THE INCENTIVE PLAN AMENDMENTS.

PROPOSAL 4

APPROVAL OF AMENDMENT TO THE NON-EMPLOYEE DIRECTOR STOCK INCENTIVE PLAN

At the 2008 Annual Meeting, the stockholders of the Company will also be asked to vote upon the approval of Amendment No. 2 to the Company’s Non-Employee Director Stock Incentive Plan (the “Director Plan”) in order to extend the date through which awards may be granted under the Director Plan from December 31, 2007 to December 31, 2017, and the date that Common Shares can be issued under the Director Plan from December 31, 2017 to December 31, 2027 (collectively, the “Director Plan Amendments”).

The Director Plan was adopted by the Board in January 1998 and approved by the stockholders in May 1998. In 2001 the stockholders approved an amendment to the Director Plan extending the date through which awards could be granted to December 31, 2007, and extending the date that Common Shares could be issued to December 31, 2017.

The purpose of the Director Plan is to attract, retain and motivate directors who are not full-time employees by providing for or increasing their proprietary interests in the Company. The purpose of the extension of the dates through which awards can be made and shares can be issued is to enable the Company to continue to use the Director Plan to compensate non-employee directors after December 31, 2007. The other features of the Director Plan remain the same as under the terms of the Director Plan previously approved by the Company’s shareholders.

The Board unanimously adopted the Director Plan Amendments on March 27, 2008. A copy of the Director Plan, as amended and restated to reflect the Director Plan Amendments, is attached as Appendix C to this Proxy Statement. The Company’s non-employee directors have an interest in the Director Plan Amendments because they are eligible for awards under the Director Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE DIRECTOR PLAN AMENDMENTS

Purpose. The purpose of the Director Plan is to attract, retain and motivate directors who are not full-time employees by providing for or increasing their proprietary interests in the Company in a manner consistent with its long-term compensation policy. As described more fully in Compensation Discussion and Analysis, the Board believes equity incentives are an important part of its overall compensation policy because they align the interests of directors with those of the stockholders.

Eligibility. All of the Company’s directors who are not employees of the Company or its subsidiaries on a full-time basis are eligible to receive grants under the Director Plan, except that directors who are temporarily employees of the Company or a subsidiary on a full-time basis are also eligible to receive awards under the Director Plan.

Number of Shares Available Under the Plan. The number of shares subject to the Director Plan is 200,000, and as of March 27, 2008 the number of shares available for future awards under the Director Plan was 92,764 shares. Shares subject to awards under the Director Plan that lapse, expire, terminate or are canceled prior to issuance will again be available for issuance under the Director Plan. However, shares subject to awards under the Director Plan that are not issued upon the net settlement or net exercise of options or stock appreciation rights, and shares that are delivered to or retained by the Company to pay the exercise price or withholding taxes related to awards and shares repurchased on the open market with the proceeds of option exercises, will not be available for additional grants under the Director Plan. The number of shares that may be issued is subject to adjustment in the event of a stock split, reverse stock split, merger, and certain other significant events. The closing price of the Company’s Common Stock on the NYSE on March 27, 2008 was $37.19.

Types of Awards To Be Granted Under the Plan. As described more fully in Compensation Discussion and Analysis, the Director Plan allows the Company to enter into any type of arrangement with a non-employee director that involves or might involve the issuance of shares of Common Stock of the Company. To preserve flexibility, the Director Plan permits the grant of stock options, stock appreciation rights, restricted stock, performance shares, or similar right with an exercise or conversion privilege at a price related to the Common Stock of the Company, or a value derived from the value of the Common Stock. For a description of the types of securities that may be issued under the Director Plan, see “Approval of Amendments to 1998 Stock Incentive Plan—Description of the Plan—Types of Awards To Be Granted Under the Plan.”

Administration. The Director Plan provides that it is to be administered by the Board or a committee of two or more directors (the “Committee”). The Director Plan gives the Board or the Committee broad authority to determine the non-employee directors to whom awards will be granted, the time or times at which awards will expire, the types of awards to be granted, the number of shares subject to each award and all other terms and conditions of awards. The Board or the Committee also has the power to adopt, amend and rescind rules and regulations relating to the Director Plan and to determine whether and the extent to which adjustments are required to be made under the Director Plan and under outstanding awards in the event of events such as stock splits, reverse stock splits, stock dividends, other dividends or distributions (except cash dividends paid out of earned surplus) or a merger, recapitalization or certain other significant events. The Board has reserved to itself the authority with respect to the granting of options and the administration of the Director Plan rather than designating a committee of the Board with those powers.

Duration, Termination and Amendment of Plan. If the Director Plan Amendments are approved by the stockholders, awards could be granted under the Director Plan through December 31, 2017 and shares could be issued under the Plan through December 31, 2027. Without the amendment these dates are December 31, 2007 and December 31, 2017, respectively. The reason for the two dates is to allow awards to be granted up to the December 31, 2017 expiration date to have a ten year term before the shares subject to the awards must be issued. The Board can amend the Director Plan at any time in any manner and can also terminate the Director Plan at any time.

Awards Granted Under the Director Plan. Prior to 2004, the primary form of equity compensation awarded under the Director Plan consisted of non-qualified stock options because of favorable accounting and tax treatment. In recent years the Board has granted restricted stock under the Director Plan rather than stock options, finding restricted stock provides an equally motivating form of incentive compensation while resulting in potentially less ownership dilution. As part of their annual retainer, non-employee directors currently receive restricted stock with a one-year vesting period. The Board has the power to amend or terminate the director compensation program described above at any time without stockholder approval.

Certain Federal Income Tax Consequences of Options and Other Awards. The federal income tax treatment of awards granted under the Director Plan will be the same as described under “Approval of Amendments to the 1998 Stock Incentive Plan—Certain Federal Income Tax Consequences of Options and Other Awards.”

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE “FOR” APPROVAL OF THE DIRECTOR PLAN AMENDMENTS

COMPENSATION DISCUSSION & ANALYSIS

General Objectives of the Compensation Plan. The compensation program for our named executive officers is designed to align management’s incentives with the long-term interests of our stockholders and to be competitive with comparable employers. Our compensation strategy is to provide a competitive opportunity for senior executives taking into account their total compensation packages, which includes a combination of base salary, and annual cash-based incentive bonus and long term performance-based equity awards. At the named executive officer level, our incentive compensation arrangements are designed to reward the achievement of long-term milestone objectives related to real estate development, as well as the achievement of year-to-year operating performance goals.

The Role of Executives in Setting Compensation. The Compensation Committee of the Board approves all compensation and awards to senior management, which include the Chief Executive Officer, the other named executive officers in this proxy statement, and eight other individuals. Generally, the Compensation Committee independently reviews the performance and compensation of the Chief Executive Officer and, following discussions with the Chief Executive Officer, establishes his compensation levels including his equity compensation. For the remaining executive officers, the Chief Executive Officer makes recommendations as to their respective compensation levels to the Compensation Committee that generally are approved. With respect to equity compensation awarded to senior management other than the Chief Executive Officer, the Compensation Committee grants performance shares, generally based upon the recommendation of the Chief Executive Officer.

Overall Compensation Plan Design. In 2004, to assist us in updating our executive compensation plan, the Compensation Committee engaged the services of The Poe Group, a consulting firm specializing in compensation issues, to perform an analysis of the compensation of senior management at Tejon and to make recommendations to the Compensation Committee with respect thereto. The purpose of the study was to develop an executive compensation program that would address the unique strategic issues and operating characteristics of Tejon and to provide appropriate incentives to focus executives on the most important drivers of both annual business and financial performance and long term stockholder value. As such, the study was used to determine the appropriate mix of compensation among long term equity-based incentive compensation, salary and annual cash-based incentive bonuses, and to align management’s interests with those of Tejon’s stockholders. The study also reviewed aggregate compensation data of public companies of similar size and real estate-related companies to provide the Compensation Committee with a comparison of how the Company’s then current compensation program compared against what the Compensation Committee determined to be the Company’s nearest peers; however, this peer group study was merely for informational purposes and was not used for benchmarking.

The overall results from the study provided the starting point for the design of the Company’s compensation plans to better match our long term strategic plans for real estate development and to take into account the difficulty of replacing our Chief Executive Officer and other senior officers. As a result of the study, the Compensation Committee embarked on a compensation strategy that emphasizes variable and long term compensation elements over fixed and short term compensation elements, with the total compensation opportunity (which, for this purpose, includes salary, annual cash-based incentive bonuses and long-term equity-based incentive compensation) aligned with what the Compensation Committee believes to be the competitive marketplace, based on their individual business experience and general industry knowledge. The Company does not have a pre-established policy or target for allocating between fixed and variable compensation or among the different types of variable compensation. Our current compensation arrangements reflect this strategy and encourage long term creation of value through teamwork and accountability, with emphases on variable pay (including annual incentive bonuses and performance-based equity compensation awards) over fixed pay (generally salaries) and long term pay (consisting of equity-based compensation awards) over short term pay (consisting of salary and annual bonuses).

Since the Company’s business and strategic objectives have not changed since the Poe Group study was performed, the Compensation Committee continues to believe that the compensation program established as a result of that study provides the appropriate incentives to the Company’s senior officers (including the named executive officers) and thus the Compensation Committee has no current plans to update or revisit the study.

Elements of Compensation. The material elements of the compensation program for our named executive officers include: (i) base salary; (ii) annual cash-based incentive bonuses; (iii) long-term equity-based compensation (i.e. performance units); (iv) change in control arrangements; and (v) other compensation consisting of participation in broad-based pension and benefit plans, participation in supplemental executive retirement and nonqualified deferred compensation plans and executive perquisites.

Base Salaries. Tejon provides its named executive officers with a level of assured cash compensation in the form of base salaries that the Compensation Committee believes are appropriate given their professional status, accomplishments, responsibilities and importance to the business. The Compensation Committee believes (based on their individual business experience and general industry knowledge) that current base salaries for each of the named executive officers are below market for comparable positions. The Compensation Committee establishes base salaries at levels it believes to be below those of comparable companies in order to conserve cash to meet long term business goals and to stay within our compensation strategy of favoring variable pay over fixed pay. We are able to pay our named executive officers lower base salaries than comparable companies, and still attract and retain highly qualified executives, because of the performance-based incentive compensation opportunities that we offer. We believe that having the overall compensation emphasis on long term equity incentives instead of short term cash compensation better aligns management with stockholders.

Based on these objectives and strategy, the base salary for our Chief Executive Officer for 2007 remained at $500,000, and will stay at that level for 2008. The Compensation Committee believes that the total compensation package for the Chief Executive Officer, including base salary, is competitive with the market and the Company’s current stage within the land development process. Therefore, the Compensation Committee elected to maintain the Chief Executive Officer’s base salary at the current level. For the other named executive officers, base salary increases ranged from 5.0% to 3.5% during 2007. These increases, which were approved by the Compensation Committee, reflect adjustments based on market information related to each job function and input from the Chief Executive Officer. As with the Chief Executive Officer, the Compensation Committee reviews the total compensation package for each of the other named executive officers before deciding whether to adjust the base salary each year. Based on this review process, for 2008, the other named executive officers’ base salaries were adjusted upward by only 2.5%.

Performance-Based Incentive Cash Bonuses. Tejon’s practice is to award annual cash incentive bonuses based upon the achievement of performance objectives established at the beginning of each year. The objectives identified each year are those determined by the Chief Executive Officer and the other named executive officers that will best move the Company forward to achieve the cash flow, land entitlement, land development, and land conservation goals established in each year’s five-year business plan. These annual goals are then reviewed and approved by the Compensation Committee. The Company’s cash-based incentive bonus plan employs both quantitative and qualitative measures. Each named executive officer has a different weighting as between qualitative and quantitative measures based upon areas of emphasis that the Compensation Committee believes are important for the achievement of the Company’s long term strategic goals and creation of stockholder value. For 2007, our Chief Executive Officer’s weightings were 15% for a single quantitative financial goal related to cash flow management and 85% for qualitative performance goals. The Chief Executive Officer’s qualitative goals were tied to land entitlement, development and conservation goals as well as operational and staffing objectives. The weightings for the Chief Executive Officer are determined by the Compensation Committee. For the other named executive officers, weightings ranged from 30%-45% for quantitative financial goals related to cash flow management and segment revenue and profits and 55%-70% for qualitative performance goals. The qualitative performance goals for the other named executive officers are generally related to land entitlement, development, and operational goals that support the achievement of entitlement and development goals. The Compensation Committee, with input from the Chief Executive Officer, set the specific weightings for each named executive officer based on the relative importance of a specific objective in moving the Company forward in achieving its long term goals and objectives and also his or her direct role in achieving such objective.

The plan is structured based on the achievement of threshold, target and maximum annual incentive objectives. If achievement of a performance objective is below threshold, no incentive bonus is earned for that objective and if achievement is greater than maximum, the maximum bonus level is earned. The Chief Executive Officer and the other named executive officers have different cash incentive pay levels (expressed as a percentage of base salary) for achievement at the threshold, target and maximum levels as follows:

	Threshold	Target	Maximum
Chief executive officer	22.00%	45.00%	78.75%
Other named executive officers	19.00%	38.00%	57.00%

Because our long term goal is the achievement of entitlements for our real estate development projects and since Tejon does not generate significant revenue at this time, its short term objectives, both quantitative and qualitative, are tied to metrics that are critical for the accomplishment of long term goals. For 2007, a single corporate financial goal was considered: cash provided from operations less cash used for capital investment. This goal was established for each of the named executive officers who each had the following weightings: Chief Executive Officer 15%; Chief Financial Officer 30%; Senior Vice President Real Estate 7.5%; Vice President Agriculture 7.5%; and Vice President General Counsel 10%. Each named executive officer’s weighting is different based on the Compensation Committee’s view of each officers input into the management of the cash flow process. The Senior Vice President Real Estate (30% weighting) and the Vice President Agriculture (37.5% weighting) also have quantitative goals related to revenues and income for their segments that compliment the overall corporate cash flow objective. This cash flow measure is used, rather than total revenue or net income, because at this stage in the life cycle of the Company’s business plan, cash management is a better indicator of management’s financial performance. Also, since Tejon is a net cash user during this phase of its strategic plan, an incentive to generate cash is consistent with achievement of the Company’s strategic objectives. Other than our land asset, we believe that cash and investments is our next most important asset. For 2007, achievement of target performance with respect to the quantitative financial goal required that cash provided from operations less cash used for capital investment to equal usage of $22,782,000. Planned cash usage for 2007 related to infrastructure development, investments in joint ventures, and investments related to entitlement activities. Attainment each year of the quantitative financial goal is dependent upon a number of factors including: the uncertainty inherent in our real estate sales and leasing programs and the timing of capital investments associated with that real estate activity, the timing of entitlement activities for our developments, and the uncertainty inherent in our farming operations due to the commodity nature of the products we produce and the fact that we do not know the prices we will receive for our product until harvest begins for a particular year. For 2007, each of the named executive officers met the cash flow objective. The actual results for the year were somewhat better than forecasted due to the improvement in net income during 2007 and to a timing delay in master infrastructure development at the Tejon Industrial Complex. Please see Management’s Discussion and Analysis of Financial Condition and Results of Operations in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 for additional information regarding 2007 operations.

In addition to the quantitative financial goal described above, the Chief Executive Officer’s annual incentive bonus in 2007 was based upon the achievement of qualitative performance objectives proposed by the Chief Executive Officer and agreed upon and approved by the Compensation Committee that are tied to business development and organizational goals that move the Company forward in achieving its long term objectives (including the achievement of strategic milestones related to land development and conservation efforts that the Compensation Committee and the Board believe to be critical to the achievement of the Company’s long term business plan).

The other named executive officers have more diverse financial quantitative and qualitative performance goals, generally tied to individual areas of responsibility, that focus on short term and long term goals for their specific business units or areas of responsibility (including improving operational efficiencies and achieving milestones and other goals with respect to the Company’s long term business strategy related to land entitlement, development, and conservation). Where an officer has responsibility for a particular business unit or division, financial quantitative performance goals are weighted toward the operating performance of that unit and are generally tied to revenue and profits. Please see the discussion above for 2007 financial quantitative performance goals and specific weightings for the other named executive officers. Where an officer has broader corporate responsibility, such as the Chief Financial Officer and General Counsel, goals are generally measured and assessed at the corporate level. As described above, each of the other named executive officers have quantitative financial goals related to the achievement of corporate cash flow goals. The qualitative performance goals for the other named executive offices are generally related to land entitlement, development, and operational goals that support the achievement of entitlement, development, and conservation goals. The Compensation Committee believes that disclosure of the specific qualitative milestone goals for the named executive officers would cause competitive harm.

As stated above, the attainment of each year’s quantitative financial goals for each of the named executive officers is uncertain and is dependent upon factors such as real estate sales and leasing programs and the timing of capital investments associated with that real estate activity, the timing of entitlement activities for our developments, and the uncertainty inherent in our farming operations due to the commodity nature of the products we produce and the fact that we do not know the prices we will receive for our products until harvest begins for a particular year. The achievement of qualitative goals tied to land entitlement, development, and conservation efforts are very dependent on working with groups outside of the Company such as government agencies, local county planning departments, and environmental resource groups all of which make the timing of achieving specific steps in the process very complicated. Based upon these factors goal achievement is not guaranteed.

The Company does not currently have a policy requiring a fixed course of action with respect to compensation adjustments following later restatements of performance targets. Under those circumstances, the Compensation Committee would evaluate whether compensation adjustments were appropriate based upon the facts and circumstances surrounding the restatement.

Equity Compensation. Prior to 2004, the primary form of equity compensation awarded by Tejon consisted of non-qualified stock options, partly because of favorable accounting and tax treatment. Also, stock options were a more common form of equity compensation at that time, making it a competitively attractive form of long term compensation. In connection with the 2004 compensation study, the Compensation Committee assessed the desirability of granting restricted stock and performance units rather than stock options and determined that performance shares would provide an equally motivating form of incentive compensation, and perhaps a superior one, while causing potentially less ownership dilution. Also, during this time it became evident that the accounting advantages from issuing stock options was likely to change.

The long term value of the Company will be driven by the execution of its long term strategies. Accordingly, Tejon uses long term incentives to align senior managements’ interests with stockholders’ interests. The Compensation Committee believes that management should own stock and that teamwork among the management group is important in meeting business goals. Therefore, long term milestone incentives are goal-based, with common performance measures for all participants that encourage teamwork.

The Company has stock retention guidelines which encourage Mr. Stine to own by December 2010 shares and performance units which, together with the in-the-money value of stock options, have an aggregate value equal to or greater than seven times his annual salary. The stock retention guidelines for the other named executive officers are calculated similarly except that the target retention value is five times their respective salaries. All named executive officers are expected to make reasonably steady progress toward these ownership guidelines between now and December 2010 and the Compensation Committee reviews such progress annually. Since these guidelines are not a contractual basis for remaining in the employment of the Company, the success or lack of success in meeting the guidelines by 2010 will be evaluated by the Compensation Committee in 2010 and reflected in each named executive officer’s annual review for that year.

The vesting of all equity grants issued since 2004 are tied to the achievement of specific goals and objectives. Long term milestone performance units have been granted that are tied to the achievement of several objectives related to our land entitlement and real estate development activities. These milestone performance units have threshold (50%), target (100%), and maximum (150%) reward levels. Due to their strategic significance, we believe that disclosing specific objectives and timeframes might result in competitive harm or delay achievement of long term strategic objectives. We believe that the achievement of the target level of performance will require significant effort and substantial progress over the next few years in light of the current entitlement environment in California.

Since 2004, Tejon has also granted annually performance units tied to the achievement of a rolling three-year cash flow metric, which is the net of cash from operations less cash used for capital investment. This cash flow metric excludes activity within marketable securities. For 2007, this cash flow measure covers the years 2007 through 2009 and is forecasting cumulative cash usage over that period of $36,730,000. The Company believes that achievement of this target level of performance will require significant effort and is dependent on the continued absorption of land at Tejon Industrial Complex and progress with respect to entitlement activities within the Tejon Mountain Village and Centennial joint ventures. Please refer to our Annual Report on Form 10-K for the year ended December 31, 2007 for additional information regarding entitlement and development activities. This target amount assumes we are moving forward in a positive manner related to our development projects. These grants vest after three years and the number of shares to be received is determined by the extent of performance achievement and can range from zero shares to the maximum award amount, which is 150% of the target award. The goal for the 2006 – 2008 period is cumulative cash generation of $11,645,000 and the goal for the 2005 – 2007 period was the cumulative cash usage of $23,122,000. For the 2005 – 2007 period the named executive officers achieved the maximum goal. The improvement over the forecasted cash usage was due to the improvement in net income during 2007 and to a delay in infrastructure development during 2006 and 2007. Please see the Consolidated Statements of Cash Flows in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

The Company does not have any program, plan or practice to time equity awards in coordination with the release of material non-public information, nor does the Company time the release of material nonpublic information for the purpose of affecting the value of executive compensation.

With respect to the grant of annual performance units, the Company’s practice is to determine annually a dollar amount of equity compensation that it wishes to provide and to grant a number of performance units that have a fair market value equal to that amount on the date of grant. Vesting of these annual grants is tied to the achievement of the rolling three-year cash metric described above. For 2007, the dollar amount for the Chief Executive Officer was $249,000, for the Chief Financial Officer and the Senior Vice President Real Estate it was $79,000, and for the Vice President Agriculture it was $38,000. The new Vice President General Counsel, who was hired January 31, 2007, did not participate in the rolling three-year performance grants for 2007.

Retirement Plans. For most of our employees including the Chief Executive Officer and the other named executive officers, Tejon provides a pension plan and a 401(k) plan. For the Chief Executive Officer and three other named executive officers, the Company also provides a supplemental executive retirement plan, or SERP. The new Vice President General Counsel was not included in the SERP plan for 2007 because of time of employment criteria that must be met before participation begins. She will be eligible for the plan in 2008. The Compensation Committee believes that retirement benefits are an important piece of the overall compensation package for the named executive officers.

Benefits to be received from the pension plan upon retirement are determined by an employee’s five year final average annual compensation, length of service with the company, and age at retirement. Average annual compensation consists only of base salary and cash bonuses. Benefits from the pension plan can be limited for the named executive officers due to Internal Revenue Service compensation ceilings that are used in the calculation of pension benefits. Because of the limits within the pension plan, the Company established a SERP to replace any pension benefit these officers might lose based on the benefit calculations within the pension plan. Without the SERP, our named executive officers would not otherwise be eligible to receive pension benefits that are proportional to the benefits received by other employees generally based on compensation. The benefit in the SERP is calculated using the same criteria as the pension plan except that total average compensation is used and the difference between the SERP calculation and the pension calculation is the value of the SERP benefit.

The Compensation Committee believes that retirement programs are important to the Company and contribute to the Company’s ability to be competitive with its peers from a compensation perspective. These retirement plans are consistent with Tejon’s philosophy of preferring long term pay over short term pay. In order to manage the costs of, and the liabilities from the pension and SERP plans, the Company restructured the pension plan in early 2007 to lower the benefit accrual rate, change the retirement age to match social security retirement age, and freeze new employee participation effective February 1, 2007. These changes were done not only to manage costs as noted but also to allow the Company to continue to provide pension benefits to our longer term employees. All of the current named executive officers participate in the pension plan.

The Company also offers a 401(k) program to its employees which offers a matching contribution equal to one percent of salary if the employee contributes at least four percent of salary to the plan. Tied to the changes in the pension plan described above, we increased the match for employees that will not be eligible for the pension plan to two percent of salary if they contribute at least four percent of salary to the plan.

The named executive officers may elect to defer cash and equity-based compensation payable to them pursuant to the Company’s deferred compensation plan. This plan is designed to allow for retirement savings above the limits imposed by the IRS for 401(k) plans on an income tax-deferred basis. Cash amounts deferred into the plan are held in accounts with values indexed to the performance of selected mutual funds. The Company does not provide a match on executive deferrals under the deferred compensation plan.

Change in Control Benefits. The Compensation Committee believes that stockholders’ interests will be best served if the interests of executive management are aligned with them, and that providing management with change in control benefits encourages that objective by focusing executives on stockholder interests when considering strategic alternatives. A change in control is deemed to have occurred if (i) there is an acquisition by any person or group excluding current ownership of 20% or more of the outstanding shares of the Company; (ii) the Company sells all or substantially all of its assets; or (iii) the Company merges or consolidates with another entity.

Terminations of employment in connection with a change in control can occur if the named executive officer is terminated without cause during the two years after the occurrence of a change in control or the named executive officer is terminated prior to a change in control at the request of a third party who has taken steps to effect a change in control. The named executive officers can also voluntarily terminate employment after a change in control if they have been assigned substantial reductions in duties and responsibilities, received a reduction in base salary, or had an annual bonus opportunity eliminated or significantly reduced (i.e. a resignation for good reason). Under these scenarios, the named executive officers are entitled to a continuation of base salary for a period of 36 months for the Chief Executive Officer and 30 months for the other named executive officers, and during this period receive two and one half full bonuses based on the average bonus of the previous three years. The named executive officers are also entitled to receive a continuation of health and other insurance benefits over the salary continuation period. Each named executive officer will also have the right for a three month period of time to continue use of any perquisites they may have had prior to the change in control. Generally, all unvested performance unit awards will vest at target achievement levels upon a change in control whether or not the named executive officer is terminated. During the period of time benefits are to be received under a change in control the named executive officers must agree not to solicit any employees of the Company or disclose any confidential information related to the Company. Please refer to the Potential Payments upon Termination or Change in Control table on page 38 of this proxy statement for a more detailed description and an estimate of value of these benefits.

In addition to the foregoing change in control severance benefits, the named executive officers will also continue to be entitled to benefits under any existing pension plan and SERP as determined in accordance with the terms of those plans. If a named executive officer has been credited with more than 15 years of service, as of the effective date of termination, he or she shall also be credited with additional years of service under the plans for the period of salary continuation referred to above.

Separation or Severance Benefits. The Company does not have any contractual obligation to provide severance benefits, though under some circumstances the Compensation Committee believes it is in the Company’s best interest to provide a severance benefit in order to provide a smooth transition period for the Company when an executive leaves. Separation benefits may be provided to departing executives on a case-by-case basis. Separation benefits have been provided in the past and historically averaged approximately one year. In these cases, the Company did not have a contractual obligation to provide a separation package. This past practice is the basis of the assumption of a one year separation package used in the Potential Payments upon Termination or Change in Control table on page 38 of this proxy statement.

Unless the Compensation Committee determines otherwise, if prior to vesting of all or any part of a restricted stock award or performance unit award, a named executive officer’s employment with the Company is terminated for any reason, including death or disability, the named executive officer shall forfeit to the Company the portion of the award which has not vested.

Perquisites and Other Personal Benefits. The Compensation Committee reviews annually the perquisites that named executive officers receive. The primary benefits for the named executive officers are Company vehicles and related maintenance and dues related to country club membership. In addition, the Chief Executive Officer receives additional life insurance in excess of the insurance that is part of the Company’s health insurance policy. These benefits are provided to attract and retain highly qualified executives and because executives often place a higher value on these benefits relative to cost to the Company as compared to increases in cash compensation. In addition, the automobile benefit is provided to executives as well as other company employees as a result of the Company’s location and the size of the Company’s property, both of which necessitate extensive car travel.

Senior management also participates in the Company’s other benefit plans on the same terms as other employees. These plans include medical, dental and life insurance.

Tax Considerations. Section 162(m) of the Internal Revenue Code imposes a $1 million limit on the deductibility of compensation paid to certain executive officers of public companies, unless the compensation meets certain requirements for “performance-based” compensation. In determining executive compensation, the Compensation Committee considers, among other factors, the possible tax consequences to the company and to the executives. However, tax consequences, including but not limited to tax deductibility by the company, are subject to many factors (such as changes in the tax laws and regulations or interpretations thereof and the timing and nature of various decisions by executives regarding options and other rights) that are beyond our control. In addition, the Compensation Committee believes that it is important for us to retain maximum flexibility in designing compensation programs that meet our stated objectives. For these reasons, although the Compensation Committee will consider tax deductibility as one of the factors in determining executive compensation, it will not necessarily limit compensation to those levels or types of compensation that will be deductible. We will, of course, consider alternative forms of compensation consistent with our compensation goals that preserve deductibility as much as possible.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed that Analysis with management. Based on its review and discussions with management, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in the Company’s 2008 proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2007. This report is provided by the following independent directors, who comprise the Compensation Committee.

Robert C. Ruocco (Chairman), Norman Metcalfe, George G. C. Parker, Geoffrey L. Stack

Members of the Compensation Committee

Fiscal Year 2007 Summary Compensation Table

The following table summarizes the total compensation awarded to, earned by, or paid to each of the named executive officers for the fiscal years ended December 31, 2007 and December 31, 2006.

Name and Principal Position	Year	Salary ($)	(2) Stock Awards ($)	(3) Non-Equity Incentive Plan Compensation ($)	(4) Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	(5)(6) All Other Compensation ($)	Total ($)
Robert A. Stine, (1)	2007	500,000	3,289,648	275,000	185,937	30,908	4,281,493
Chief Executive Officer	2006	500,000	1,545,981	1,423,149	791,319	32,354	4,292,803

Allen E. Lyda,	2007	210,000	1,254,974	97,000	39,206	16,888	1,618,068
Chief Financial Officer	2006	200,000	572,349	527,597	54,076	15,569	1,369,591

Joe Drew,	2007	202,000	1,304,784	90,000	61,557	17,951	1,676,292
Senior Vice President, Real Estate	2006	195,000	531,352	475,769	78,703	15,900	1,296,724

Dennis Atkinson,	2007	150,000	382,990	54,000	—	12,305	599,295
Vice President, Agriculture	2006	145,000	193,833	197,648	88,421	12,182	637,084

Teri Bjorn,	2007	185,640	800,888	60,000	—	13,783	1,060,311
Vice President, General Counsel

1.	Mr. Stine does not receive any additional compensation for being a director of the Company.

2.	2007 Stock awards are performance unit and milestone performance unit awards tied to the future achievement of cash flow targets and entitlement and conservation milestone objectives. These grants did not vest in 2007 but will vest in the future upon the achievement of certain milestone and performance objectives. Dollar amounts shown are based on the assumption that performance criteria are achieved at target levels and value is based on the closing stock price on the date the performance units were granted. The number of stock grants is provided in the Grants of Plan-Based Awards table on page 30 of this proxy statement. Please refer to the Grants of Plan-Based Awards for additional information regarding milestone and performance objectives. Also included in the stock awards for 2006 are stock grants related to the successful completion of the Tejon Mountain Village joint venture with DMB Associates, Inc. The amounts in the “Stock Awards” column are calculated in accordance with FAS 123(R). See Note 7, Stock Compensation Plan, to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 for additional information. Please refer to the Option Exercises and Stock Vested in Fiscal Year 2007 table on page 35 of this proxy statement for a summary of shares that vested but were granted in prior years.

3.	Non-Equity incentive plan compensation for the Chief Executive Officer and other named executive officers consists of annual incentive plan payments that are based upon quantitative goals around corporate cash flow, segment net operating profits and revenue (other named executive officers), and qualitative goals related to entitlement, development, and conservation activities. For 2007, the incentive bonuses paid to the Chief Executive Officer and the named executive officers were based on the achievement of goals and objectives that fell between the target and maximum levels. Included in 2006 are non-recurring incentive payments related to the successful completion of the Tejon Mountain Village joint venture with DMB Associates, Inc. The incentive payments related to Tejon Mountain Village in 2006 are as follows: Mr. Stine—$1,148,149, Mr. Lyda—$437,597, Mr. Drew—$400,769, and Mr. Atkinson—$137, 648.

4.	The change in pension value is based upon the same assumptions and measurements that are used for the audited financial statements for the current year. See Note 12, Retirement Plan, to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007. There are no above-market or preferential earnings related to the Company’s nonqualified deferred compensation plan. The Company does not make any matching contributions to the nonqualified deferred compensation plan and any earnings on participants’ deferrals are based upon the investment choices of each participant. At December 31, 2007, Ms. Bjorn had not completed one year of service for accrual of a pension benefit. Mr. Atkinson had a $4,500 decline in his pension benefit during 2007 due to cost savings amendments made to the pension plan during 2007.

5.	All Other Compensation consists of $10,950 in 2007 and $12,399 in 2006 of life insurance premiums for Mr. Stine.

6.	Each of the named executive officers had the following perquisites, included in All Other Compensation above: Company vehicle and maintenance costs and country club membership. The costs related to those perquisites are: Mr. Stine—Company vehicle $15,563 and country club membership $4,395; Mr. Lyda—Company vehicle $12,493 and country club membership $4,395; Mr. Drew—Company vehicle $13,557 and country club membership $4,395; Mr. Atkinson—Company vehicle $7,157 and country club membership $5,148; Ms. Bjorn—Company vehicle $13,783.

7.	Ms. Bjorn was hired on January 31, 2007. Ms. Bjorn’s base salary for 2007 was $200,000 and it was pro-rated during 2007 for actual time working for the Company.

Grants of Plan-Based Awards in Fiscal Year 2007

The following table provides information about equity and non-equity awards granted to the named executive officers in the fiscal year ended December 31, 2007.

Name	Year	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)(3)(4)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Robert A. Stine:
Annual cash incentive plan	2007	12/16/2007	110,000	225,000	393,750
Performance grants, cash flow objective		3/6/2007				2,367	4,735	7,102
Milestone performance units		5/8/2007				4,500	61,500	61,500

Allen E. Lyda:
Annual cash incentive plan	2007	12/16/2007	40,900	81,800	122,700
Performance grants, cash flow objectives		3/6/2007				753	1,506	2,259
Milestone performance units		5/8/2007				2,500	23,750	23,750

Joe Drew:
Annual cash incentive plan	2007	12/16/2007	39,300	78,700	118,000
Performance grants, cash flow objective		3/6/2007				753	1,506	2,259
Milestone performance units		5/8/2007				3,000	24,750	24,750

Dennis Atkinson:
Annual cash incentive plan	2007	12/16/2007	29,200	58,400	87,600
Performance grants, cash flow objective		3/6/2007				359	718	1,077
Milestone performance units		5/8/2007				500	7,000	7,000

Teri Bjorn:
Annual cash incentive plan	2007	12/16/2007	38,950	77,900	116,850
Milestone performance units		5/8/2007					3,750	3,750
Milestone performance units		12/16/2007				9,000	12,000	15,000

1.	The short-term cash incentive award is based on the achievement of both quantitative and qualitative annual business objectives. The objectives vary based on the named executive officer’s responsibilities but normally include a Company objective related to cash flow and, where appropriate, operating segment objectives related to revenues and net profit of the segment.

2.	The equity incentive award program provides performance unit grants which vest upon achievement of cash flow objectives over a three-year time frame. The objectives are based upon meeting targeted cash from operations less cash used in investments within the Company’s five-year business plan.

3.	The milestone performance units are tied to the achievement of certain milestone objectives related to our residential development and conservation efforts, and tied to achievement of absorption and return goals related to the Tejon Industrial Complex. The vesting date is dependent on threshold and target objectives and dates.

4.	The dollar amount of the above performance unit awards is included in the Summary Compensation Table.

Outstanding Equity Awards at 2007 Fiscal Year-End

The following table provides information on the current holdings of stock option, restricted stock, and performance unit awards of the named executive officers. This table includes unexercised and unvested option awards, unvested stock grants, and performance share grants with performance conditions that have not yet been satisfied. Each equity grant is shown separately for each named executive officer. The market value of the stock awards is based on the closing market price of Tejon stock as of December 31, 2007, which was $40.85. The market value as of December 31, 2007 shown below assumes the satisfaction of performance objectives at the target level of achievement.

Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Robert A. Stine:
Stock Option Award	106,137	—	$23.1875	12/07/09
Stock Option Award	90,000	—	$23.5500	12/04/11
Stock Option Award	100,000	—	$27.6600	12/03/12
Restricted Stock Award (1)					3,146	128,514
Performance Units (2)							17,289	706,256
Milestone Performance Units (3)							158,857	6,489,308

Totals Robert A. Stine	296,137	—			3,146	128,514	176,146	7,195,564

Allen E. Lyda:
Stock Option Award	21,000	—	$20.2500	12/01/08
Stock Option Award	28,946	—	$23.1875	12/07/09
Stock Option Award	21,000	—	$20.3200	01/23/11
Stock Option Award	18,000	—	$23.5500	12/04/11
Stock Option Award	25,000	—	$27.6600	12/03/12
Restricted Stock Award (1)					1,002	40,932
Performance Units (2)							5,500	224,675
Milestone Performance Units (3)							55,976	2,286,620

Totals Allen E. Lyda	113,946	—			1,002	40,932	61,476	2,511,295

Joe Drew:
Stock Option Award	12,000	—	$27.6600	12/03/12
Restricted Stock Award (1)					1,002	40,932
Performance Units (2)							5,500	224,675
Milestone Performance Units (3)							57,089	2,332,086

Totals Joe Drew	12,000	—			1,002	40,932	62,589	2,556,761

Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Dennis Atkinson:
Stock Option Award	3,000	—	$20.2500	12/01/08
Stock Option Award	6,975	—	$23.1875	12/07/09
Stock Option Award	6,000	—	$20.3200	01/23/11
Stock Option Award	9,600	—	$23.5500	12/04/11
Stock Option Award	14,500	—	$27.6600	12/03/12
Restricted Stock Award (1)					476	19,445
Performance Units (2)							2,621	107,068
Milestone Performance Units (3)							22,885	934,852

Totals Dennis Atkinson	40,075	—			476	19,445	25,506	1,041,920

Teri Bjorn
Milestone Performance Units (3)							15,750	643,388

Totals Teri Bjorn	—	—			—	—	15,750	643,388

1.	Restricted stock awards were granted in 2004 and vest in equal annual installments over a four-year period. The final year of vesting is included in the “Number of Shares or Units of Stock That Have Not Vested” column.

2.	Performance units consist of shares that may vest during 2008, 2009, and 2010 based upon the achievement of a rolling three-year cash flow objective that is included within our five-year business plan. The shares shown are based upon reaching target levels of performance.

3.	Milestone performance units consist of shares that may only vest upon the achievement of specific milestone objectives related to our residential development and conservation efforts. The shares above are based upon the achievement of target levels of performance, with no specific vesting dates used for this presentation.

Option Exercises and Stock Vested in Fiscal Year 2007

The following table provides information, for the named executive officers, on stock option exercises during 2007, including the number of shares acquired upon exercise and the value realized and the number of shares acquired upon the vesting of stock awards and the value realized, each before payment of any applicable withholding tax and broker commissions.

Name	Option Awards (2)		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Robert A. Stine:
Stock Options	77,500	2,254,326
Restricted Stock Grants (3)			3,147	151,622
Performance Grants (4)			9,440	454,819

Total Robert A. Stine	77,500	2,254,326	12,587	606,441

Allen E. Lyda:
Restricted Stock Grants (3)			1,001	48,228
Performance Grants (4)			3,004	144,733

Total Allen E. Lyda	—	—	4,005	192,961

Joe Drew:
Stock Options	6,000	148,827
Restricted Stock Grants (3)			1,001	48,228
Performance Grants (4)			3,004	144,733

Total Joe Drew	6,000	148,827	4,005	192,961

Dennis Atkinson:
Restricted Stock Grants (3)			477	22,982
Performance Grants (4)			1,430	68,897

Total Dennis Atkinson	—	—	1,907	91,879

Teri Bjorn (1):
Performance Grants			—	—

1.	Ms. Bjorn had no performance unit awards grants vest during 2007 and she has not been granted any stock options or shares of restricted stock.

2.	The options exercised during 2007 were granted in previous years. The Company has not granted any new options to employees since 2002 or directors since January 2003.

3.	The restricted stock grants were made in 2004 and vest in equal annual installments over a four-year period. The above shares are the portion of the restricted stock grants that vested in 2007. Messrs. Stine, Lyda, and Drew deferred receipt of their shares. The shares were deposited into the Company’s nonqualified deferred compensation plan. Mr. Atkinson received his shares during 2007. Please refer to the Nonqualified Deferred Compensation Table on page 35 of this proxy statement for information regarding the distribution of stock from the deferred compensation plan.

4.	The vested performance unit grants were awarded based on successfully meeting the 2004 rolling three year cash flow targets. Mr. Stine received his shares during 2007. Messrs. Lyda, Drew, and Atkinson deferred receipt of their shares. The shares were deposited into the nonqualified deferred compensation plan.

Pension Benefits in Fiscal Year 2007

The Company’s pension plan is a tax-qualified retirement program that covers all eligible employees of the Company as of December 31, 2007. Benefits to be received from the pension plan are based on an employee’s five-year final average annual compensation, length of service and age at retirement. The named executive officers’ annual earnings taken into account under this formula include base salary and any annual cash bonus payments, if any, but may not exceed an IRS -prescribed limit applicable to tax qualified plans ($225,000 for 2007).

The supplemental executive retirement plan, or SERP, was established for the named executive officers to replace any pension benefit the named executive officers might lose due to the IRS-prescribed limit applicable to tax-qualified plans.

Name	Plan Name	Number of Years Credited Service (#)	(1) Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Robert A. Stine	Defined Benefit Plan	12	344,031	—
	Supplemental Executive Retirement Plan (2)(3)	22	2,554,719	—

Allen E. Lyda	Defined Benefit Plan	18	282,612	—
	Supplemental Executive Retirement Plan (2)	18	137,604	—

Joe Drew	Defined Benefit Plan	7	228,807	—
	Supplemental Executive Retirement Plan (2)	7	74,700	—

Dennis Atkinson	Defined Benefit Plan	25	476,439	—
	Supplemental Executive Retirement Plan (2)	—	—	—

Teri Bjorn (4)	Defined Benefit Plan	—	—	—

1.	The present value of the accumulated benefit is based upon the same assumptions and measurements that are used in the preparation of the audited financial statements for the current year. See Note 12, Retirement Plans, to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

2.	The SERP replaces any pension benefit the above-named executive officers lose based on compensation limits with the defined benefit plan imposed by IRS limits.

3.	Mr. Stine receives 1.85 years of service for every year of service within the SERP. This was done to provide Mr. Stine with a full pension benefit at retirement due to his age when joining the Company.

4.	At December 31, 2007, Ms. Bjorn had not completed one year of service for accrual of a pension benefit. Ms. Bjorn is currently not eligible for the SERP.

Fiscal Year 2007 Nonqualified Deferred Compensation Table

The nonqualified deferred compensation plan allows the deferral of salary, bonuses, and vested restricted stock or performance units. The plan is available for the named executive officers of the Company and directors of the Company. The Company does not contribute to the nonqualified deferred compensation plan for the benefit of any named executive officer or director. Earnings from any cash contributed by a named executive officer or director are based upon the market return of the investment in which such officer or director directed his or her contribution.

Name (1)	Aggregate Balance at Prior FYE ($)	(3)(4) Executive Contributions in Last FY ($)	(5) Aggregate Earnings (loss) in Last FY ($)	Aggregate Balance at Last FYE ($)
Robert A. Stine (2)(6)	351,457	151,622	(117,415)	385,664
Allen E. Lyda (2)(6)	111,792	192,961	(59,367)	245,386
Joe Drew (2)(6)	111,792	192,961	(59,367)	245,386
Dennis Atkinson (2)(6)	—	68,897	(10,482)	58,415

1.	The named executive officers above that have participated in the nonqualified deferred compensation plan have only deferred the receipt of restricted stock and performance unit grants that vested in 2005, 2006 and 2007.

2.	Named executive officer contributions for 2007 consist of restricted stock and performance unit grants that vested on March 26, 2007. The value is determined by the number of shares contributed to the nonqualified deferred plan multiplied by the closing stock price on the day of vesting, $48.18. The following shares of stock were deferred by each officer: Mr. Stine—3,147 shares; Mr. Lyda—4,005 shares; Mr. Drew—4,005 shares; and Mr. Atkinson—1,430 shares.

3.	The shares deferred during 2007 by each of the above-named executive officers is also shown on the Option Exercises and Stock Vested in Fiscal Year 2007 table on page 33 of this proxy statement under the Stock Awards columns.

4.	The shares deferred by each named executive officer during 2007 were originally granted in 2004.

5.	Aggregate earnings in the last fiscal year are based on the change in price of the Company’s stock from the prior year-end to December 31, 2007 and the change in the price of the Company’s stock from the date of the current year contribution to December 31, 2007.

6.	The distribution date(s) from the nonqualified deferred compensation plan are different for each named executive officer. The current distribution dates are as follows: Mr. Stine in 2008 and 2009; Mr. Lyda upon termination from the Company; Mr. Drew in 2008 and 2009; and Mr. Atkinson in 2008 and at termination of employment. The decision by each named executive officer to defer future compensation and the distribution date of any deferral is determined at the end of each fiscal year for awards that may be received in the coming new year.

Fiscal Year 2007 Potential Payments Upon Termination or Change in Control

Name	Benefit	Before Change in Control (1)(2)(3)	After Change in Control (1)(2)(4)
		Termination w/o Cause or for Good Reason ($)	Termination (7) w/o Cause or for Good Reason ($)	Change in Control No Termination ($)
Robert A. Stine	Salary Continuation	500,000	1,500,000
	Bonus	275,000	687,500
	Health Insurance	10,140	30,420
	Other Compensation	58,420	58,420
	Vesting Stock Grants	401,229	7,324,078	7,324,078

	Total Value	1,244,789	9,600,418	7,324,078

Allen E. Lyda	Salary Continuation	210,000	525,000
	Bonus	90,667	226,668
	Health Insurance	10,140	25,350
	Other Compensation	33,042	33,042
	Vesting Stock Grants	127,697	2,552,226	2,552,226

	Total Value	471,546	3,362,286	2,552,226

Joe Drew	Salary Continuation	202,000	505,000
	Bonus	71,815	179,538
	Health Insurance	10,140	25,350
	Other Compensation	29,201	29,201
	Vesting Stock Grants	127,697	2,597,692	2,597,692

	Total Value	440,853	3,336,781	2,597,692

Dennis Atkinson	Salary Continuation	145,000	362,500
	Bonus	63,650	159,125
	Health Insurance	10,140	25,350
	Other Compensation	26,247	26,247
	Vesting Stock Grants	41,340	1,061,365	1,061,365

	Total Value	286,377	1,634,587	1,061,365

Teri Bjorn (6)	Salary Continuation	200,000	500,000
	Bonus	—	—
	Health Insurance	10,140	25,350
	Other Compensation	25,321	25,321
	Vesting Stock Grants	—	643,387	643,387

	Total Value	235,461	1,194,058	643,387

1.	For the above calculations, it is assumed that the triggering event took place on the last business day of 2007 and the stock price used in the above calculation was the per share price on that day ($40.85)

2.	The value for vesting stock restricted stock grants and performance unit awards is the closing market price on the last business day of 2007 ($40.85).

3.	Termination before change in control is based upon the receipt of a one-year separation package. This assumption is based upon past Company practice and assuming the approval by the Board in order to provide for a smooth transition and for consulting services as needed over the separation period. Under this assumption, salary continuation is equal to one year of salary, the bonus amount is the average bonus received over the last three years, health insurance is the cost of coverage for one year, and vested stock options and grants are shares that are scheduled to vest during the separation period.

4.	Each restricted stock grant and performance unit award contains language covering the vesting of shares upon a change in control. For purposes of this table, it is assumed all non-vested restricted stock grants immediately vest, and performance units and milestone units vest immediately at the target level.

5.	Each of the above-named executive officers has a severance agreement describing benefits to be received in the event of a change in control and one of the above actions takes place after the change in control. Salary continuation is for a 36-month period for Mr. Stine and a 30-month period for the other named executive officers at the salary in effect immediately prior to the change in control. The bonus amount is equal to the three-year average bonus for two full fiscal years and one half of the three-year average for the third fiscal year after termination. Health insurance is provided over the 36-month or 30-month period, as the case may be, under the same conditions as prior to termination. “Other Compensation” consists of accrued and unused vacation at the time of termination and if the named executive officer has the right to use a Company vehicle or a country club membership prior to termination, the continuation of that benefit for a three-month period of time.

6.	Ms. Bjorn's first year of employment with the Company was in 2007. Since there is not a three year history with the Company to determine the bonus calculation we are leaving that number blank for each of the scenarios shown.

7.	Please refer to the Change in Control Benefits section of the Compensation Discussion and Analysis on page 26 of this proxy statement for a definition of change in control and termination without cause or for good reason.

Director Compensation in Fiscal Year 2007

In 2007, non-employee directors received a $26,000 annual retainer, payable $12,000 in cash and $14,000 in restricted stock with a one-year vesting period. The $12,000 cash portion could also be paid in restricted stock, at each director’s option. Directors affiliated with a person or entity owning 15% or more of the Company’s total shares outstanding could elect to receive his or her entire annual retainer in cash. The Chairman of the Board also received an annual retainer of $10,000, payable in restricted stock with a one-year vesting period and the Chairmen of the Audit, Compensation and Real Estate Committees also received annual retainers of $5,000 each, payable similarly. New directors receive one-time grants of 1,000 restricted shares which vest in equal annual installments over three years. Directors may defer restricted stock grants into a non-qualified deferred compensation plan. Directors also received during 2007 cash fees as follows: $1,000 for attendance at any Board meeting; $1,000 for any committee meeting attended on a day when the Board is not meeting; and $500 for the first committee meeting attended on any day when the Board or any other committee is also meeting. One exception was that no fees were paid for meetings of the Nominating and Corporate Governance Committee held on the same day as an Audit Committee meetings (these two committees had the same membership). Board meeting fees and committee meeting fees were paid for meetings attended in person or by telephone. Board meeting fees and committee fees for directors traveling from outside California to attend in person were paid at 150% the rates set forth above.

During 2007, the Board approved a new director compensation plan, effective 2008, that provides for an annual retainer of $45,000 payable in common stock in arrears, quarterly, based on the closing price of the Company’s common shares at each quarter end. In addition, the Chairman of the Board receives an annual retainer of $25,000 payable in common shares and the Chairmen of the Audit, Compensation and Real Estate Committees each receives an annual retainer of $10,000 payable in common shares. Meeting fees are eliminated under the new plan.

The change to all-stock director compensation is intended to better align stockholder and director interests and to allow the Company to attract and retain as directors qualified, talented candidates.

Name	Fees Earned or Paid in Cash ($)	(1) Stock Awards ($)	All Other Compensation ($)	Total ($)
John Goolsby (2)	24,250	15,708	—	39,958
Barbara Grimm-Marshall (2)	7,500	29,203	—	36,703
Norman Metcalfe (2)	22,000	21,322	—	43,322
George G. C. Parker (2)	25,750	21,322	—	47,072
Robert C. Ruocco (2)	13,500	34,817	—	48,317
Kent G. Snyder (2)	6,000	40,431	—	46,431
Geoffrey L. Stack (2)	13,500	29,203	—	42,703
Michael H. Winer (2)	32,000	—	—	32,000

1.	The amount of stock awards was computed in accordance with FAS 123(R). Please see Note 7, Stock Compensation Plan, to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

2.	Each of the above directors was granted the following shares of stock in 2007: Mr. Goolsby 291 shares; Ms. Grimm-Marshall 541 shares; Mr. Metcalfe 395 shares; Mr. Parker 395 shares; Mr. Ruocco 645 shares; Mr. Snyder 749 shares; and Mr. Stack 541 shares. These shares vest one year from the grant date.

Related Person Transactions

We review all relationships and transactions in which the Company and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. The Company’s legal staff is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction. As required under rules established by the SEC, transactions that are determined to be directly or indirectly material to the Company or a related person are disclosed in the Company’s proxy statement. In the course of the Board’s review and approval or ratification of a related party transaction, the Board considers:

•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction, including, without limitation, the amount and type of transaction;

•	the importance of the transaction to the related person;

•	the importance of the transaction to the Company;

•	whether the transaction would impair the judgment of a director or named executive officer to act in the best interest of the Company; and

•	any other matters the Board deems appropriate.

Any member of the Board who is a related person with respect to a transaction under review may not participate in the deliberation or vote respecting approval or ratification of the transaction, provided, however, that such director may be counted in determining the presence of a quorum at a meeting that considers the transactions. During 2007 there were no such transactions.

OTHER

Financial Information. Both the Company's Annual Report to Stockholders and the Company's Annual Report on Form 10-K (including the financial statements and financial statement schedules but without exhibits) as filed with the Securities and Exchange Commission accompany this Proxy Statement. Both reports may be obtained without charge by calling (661) 248-3000, or by written request to Corporate Secretary, Tejon Ranch Co., Post Office Box 1000, Lebec, California 93243.

Stockholder Proposals. A stockholder's proposal will be considered at the 2008 Annual Meeting only if the stockholder provides timely notice of such proposal in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 30 days nor more than 60 days prior to the meeting as originally scheduled, but if less than 40 days notice or prior public disclosure of the date of the meeting is given or made to the stockholders, then the notice must be received not later than the close of business on the tenth (10th) day following the day on which the Notice of Annual Meeting of Stockholders was mailed. A stockholder's notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the Annual Meeting (i) a brief description of the business desired to be brought before the Annual Meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the Company which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business. To be considered for inclusion in the proxy statement for the 2009 Annual Meeting, stockholder proposals are required to be delivered to the Company on or before December 2, 2008.

Other Business. Management does not know of any matter to be acted upon at the meeting other than those described above, but if any other matter properly comes before the meeting, the persons named on the enclosed proxy will vote thereon in accordance with their best judgment.

Stockholders are urged to sign and return their proxies without delay.

For the Board of Directors,

KENT G. SNYDER, Chairman of the Board

TERI BJORN, Secretary

APPENDIX A

ATTACHMENT A TO CORPORATE GOVERNANCE GUIDELINES

The Nominating and Corporate Governance Committee annually reviews the independence of all directors, and reports its findings to the Board of Directors. Based upon the report and the directors’ consideration, the Board of Directors determines which directors shall be deemed independent.

A director will be deemed independent if it is determined that he or she has no material relationship with the corporation, either directly or through an organization that has a material relationship with the corporation. A relationship is “material” if, in the judgment of the Board of Directors, it might reasonably be considered to interfere with the exercise of independent judgment. Ownership of stock of the corporation is not, in itself, inconsistent with a finding of independence. In addition, an Audit Committee member must also be independent within the meaning of the New York Stock Exchange’s listing requirements for audit committees, and the requirements set forth in Rule 10A-3 of the Securities Exchange Act of 1934, as amended. The following specific standards are utilized in determining whether a director shall be deemed independent:

•	the director is not, and in the past five years has not been, an employee of Tejon Ranch Co. or any of its subsidiaries (collectively, “Tejon”);

•	an immediate family member of the director is not, and in the past five years has not been, employed as an executive officer of Tejon;

•

neither the director nor a member of the director’s immediate family is, or in the past three years has been, affiliated with or employed by Tejon’s present or former (within three years) internal or external auditor;

•

neither the director nor a member of the director’s immediate family is, or in the past three years has been, employed as an executive officer of another company where any of Tejon’s present executives serve on that company’s compensation committee;

•

neither the director nor a member of the director’s immediate family receives or has received more than $100,000 per year in direct compensation from Tejon in the past three years, other than director and committee fees and pensions or other forms of deferred compensation for prior services (provided such compensation is not contingent in any way on continued service);

•

the director is not, and during the past three years has not been, an executive officer or employee, and no member of the director’s immediate family is or has been during the past three years an executive officer, of a company that makes payments to, or receives payments from, Tejon for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

For purposes of this Attachment A, an “immediate family member” means a person’s spouse, parents, children, siblings, mothers-and fathers-in-law, sons-and daughters-in-law, brothers-and sisters-in-law, and anyone (other than an employee) who shares such person’s home.

A-1

APPENDIX B

AMENDED AND RESTATED 1998 STOCK INCENTIVE PLAN

Section 1. PURPOSE OF PLAN

The purpose of this 1998 Stock Incentive Plan (this “Plan”) of Tejon Ranch Co., a Delaware corporation (the “Company”), is to enable the Company and its subsidiaries to attract, retain and motivate their employees, consultants and advisers by providing for or increasing the proprietary interests of such persons in the Company.

Section 2. PERSONS ELIGIBLE UNDER PLAN

Any person, including any director of the Company, who is an employee, consultant or adviser of the Company or any of its subsidiaries (a “Grantee”) shall be eligible to be considered for the grant of Awards (as hereinafter defined) hereunder; provided, however, that only those Grantees who are employees of the Company or any of its subsidiaries shall be eligible to be considered for the grant of Incentive Stock Options (as hereinafter defined) hereunder.

Section 3. AWARDS

(a) The Board of Directors of the Company (the “Board”) or the Committee (as hereinafter defined), on behalf of the Company, is authorized under this Plan to enter into any type of arrangement with a Grantee that is not inconsistent with the provisions of this Plan and that, by its terms, involves or might involve the issuance of (i) shares of Common Stock, par value $0.50 per share, of the Company (the “Common Shares”) or (ii) a Derivative Security (as such term is defined in Rule 16a-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as such Rule may be amended from time to time) with an exercise or conversion privilege at a price related to the Common Shares or with a value derived from the value of the Common Shares. The entering into of any such arrangement is referred to herein as the “grant” of an “Award.”

(b) Awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, limited stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, and an Award may consist of one such security or benefit, or two or more of them in tandem or in the alternative.

(c) Common Shares may be issued pursuant to an Award for any lawful consideration as determined by the Board or Committee, including, without limitation, services rendered by the recipient of such Award.

(d) The exercise period for Awards granted in the form of options shall not be more than 120 months from the date the option is granted.

(e) Awards granted in the form of options shall provide that neither the option nor any interest therein may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner other than by will or the laws of descent and distribution or any transfer to a guardian or other personal representative in connection with the disability of the Grantee.

(f) Awards granted in the form of options shall be exercisable at such times and in such amounts as are determined by the Board of Directors or the Committee, except that in no event shall any Awards (i) in the form of options be granted to any one person in any one calendar year with respect to more than 400,000 Common Shares; and (ii) in the form of restricted stock or performance shares be granted to any one person in any one calendar year with respect to more than 100,000 Common Shares, respectively.

(g) Subject to the provisions of this Plan, the Board or the Committee, in its sole and absolute discretion, shall determine all of the terms and conditions of each Award granted under this Plan, which terms and conditions may include, among other things:

(i) a provision permitting the recipient of such Award, including any recipient who is a director or officer of the Company, to pay the purchase price of the Common Shares or other property issuable pursuant to such Award, or such recipient’s tax withholding obligation with respect to such issuance, in whole or in part, by any one or more of the following:

A.	the delivery of previously owned shares of capital stock of the Company or other property,

B.	a reduction in the amount of Common Shares or other property otherwise issuable pursuant to such Award,

C.	the delivery of a promissory note, the terms and conditions of which shall be determined by the Board or the Committee, or

D.	cash in the form of a personal, cashier’s or certified bank check;

(ii) a provision conditioning or accelerating the receipt of benefits pursuant to such Award, either automatically or in the discretion of the Committee, upon the occurrence of specified events, including, without limitation, a change of control of the Company, an acquisition of a specified percentage of the voting power of the Company, the dissolution or liquidation of the Company, a sale of substantially all of the property and assets of the Company or an event of the type described in Section 8 hereof; or

(iii) a provision required in order for such Award to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986 (the “Code”) (such option, an “Incentive Stock Option”).

Section 4. PERFORMANCE CRITERIA

(a) The Board or the Committee may establish performance criteria and level of achievement versus such criteria that shall determine the number of Common Shares to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to an Award, which criteria may be based on Qualifying Performance Criteria (as hereinafter defined) or other standards of financial performance and/or personal performance evaluations. In addition, the Board or the Committee may specify that an Award or a portion of an Award is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code, provided that the performance criteria for such Award or portion of an Award (other than an Award in the form of options) that is intended by the Board or the Committee to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be a measure based on one or more Qualifying Performance Criteria selected by the Board or the Committee and specified at the time the Award is granted. The Board or the Committee, as applicable, shall certify the extent to which any Qualifying Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment, settlement or vesting of any Award (other than an Award in the form of options) that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Notwithstanding satisfaction of any performance goals, the number of Common Shares issued under or the amount paid under an Award (other than an Award in the form of options) may, be reduced, but not increased, by the Board or the Committee, as applicable, on the basis of such further considerations as the Board or the Committee, as applicable, in its sole discretion shall determine.

(b) For purposes of this Plan, the term “Qualifying Performance Criteria” will mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or related company, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to a previous year’s results or to a designated comparison group, in each case as specified by the Board or Committee in the award: (i) internal rate of return; (ii) net cash flow (net cash from operations and cash used for capital investment); (iii) timing of the receipt of entitlements; (iv) number of units entitled; (v) number of acres absorbed; (vi) return on average common stockholders’ equity; (vii) return on average equity; (viii) return on tangible equity; (ix) total stockholder return; (x) stock price appreciation;

(xi) earnings per diluted share of common stock; (xii) operating earnings (including earnings before transaction-related expense) per diluted share of common stock; (xiii) net operating earnings (including earnings less transaction-related expense) per diluted share of common stock; and (xiv) return on average assets. To the extent consistent with Section 162(m) of the Code, the Board or the Committee, as applicable, (A) may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to eliminate the effects of charges for restructurings, discontinued operations, extraordinary items and all items of gain, loss or expense determined to be extraordinary or unusual in nature or related to the disposal of a segment of a business or related to a change in accounting principle all as determined in accordance with standards established by opinion No. 30 of the Accounting Principles Board (APA Opinion No. 30) or other applicable or successor accounting provisions, as well as the cumulative effect of accounting changes, in each case as determined in accordance with generally accepted accounting principles or identified in the Company’s financial statements or notes to the financial statements, and (B) may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (1) asset write-downs, (2) litigation, claims, judgments or settlements, (3) the effect of changes in tax law or other such laws or provisions affecting reported results, (4) accruals for reorganization and restructuring programs and (5) accruals of any amounts for payment under this Plan or any other compensation arrangement maintained by the Company.

Section 5. STOCK SUBJECT TO PLAN

(a) The aggregate number of Common Shares that may be issued and issuable pursuant to all Awards, including Incentive Stock Options granted under this Plan, shall not exceed 2,350,000 (subject to adjustment as provided in Section 8). Such maximum number does not include the number of Common Shares subject to the unexercised portion of any Awards granted in the form of options, including Incentive Stock Options, under this Plan that expires or is terminated. Such maximum number of Common Shares is subject to adjustment as provided in Section 8 hereof (and is referred to herein as the “Share Limitation”).

(b) For purposes of Section 4(a) hereof, the aggregate number of Common Shares issued and issuable pursuant to Awards granted under this Plan shall at any time be deemed to be equal to the sum of the following:

(i) the number of Common Shares which were issued prior to such time pursuant to Awards granted under this Plan excluding (except for purposes of computing the Share Limitation applicable to Incentive Stock Options granted under this Plan) shares which were reacquired by the Company pursuant to provisions in the Awards with respect to which those shares were issued giving the Company the right to reacquire such shares upon the occurrence of certain events; plus

(ii) the number of Common Shares which are or may be issuable at or after such time pursuant to outstanding Awards granted under this Plan prior to such time.

Section 6. DURATION OF PLAN

No Awards shall be granted under this Plan after January 25, 2018. Although Common Shares may be issued after January 25, 2018 pursuant to Awards granted prior to such date, no Common Shares shall be issued under this Plan after January 25, 2028.

Section 7. ADMINISTRATION OF PLAN

(a) This Plan shall be administered by the Board or a committee thereof (the “Committee”) consisting of two or more directors.

(b) Subject to the provisions of this Plan, the Board or the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan, including, without limitation, the following:

(i) adopt, amend and rescind rules and regulations relating to this Plan;

(ii) determine which persons meet the requirements of Section 2 hereof for eligibility under this Plan and to which of such eligible persons, if any, Awards shall be granted hereunder;

(iii) grant Awards to eligible persons and determine the terms and conditions thereof, including the number of Common Shares issuable pursuant thereto;

(iv) determine whether, and the extent to which adjustments are required pursuant to Section 8 hereof; and

(v) interpret and construe this Plan and the terms and conditions of any Award granted hereunder.

Section 8. ADJUSTMENTS

If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property and/or a different number or kind of shares or securities, or cash, property and/or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a dividend paid out of earned surplus) or other distribution, stock dividend, stock split, reverse stock split or the like, or in the event that substantially all of the assets of the Company are sold, the Committee shall make appropriate and proportionate adjustments in (a) the number and type of shares or other securities that may thereafter be acquired pursuant to Incentive Stock Options and other Awards theretofore granted under this Plan and (b) the maximum number and type of shares or other securities of the Company that may be issued pursuant to Incentive Stock Options and other Awards thereafter granted under this Plan.

Section 9. AMENDMENT AND TERMINATION OF PLAN

The Board may amend or terminate this Plan at any time and in any manner; provided, however, that (a) no such amendment or termination shall deprive the recipient of any Award theretofore granted under this Plan, without the consent of such recipient, of any of his or her rights thereunder or with respect thereto; and (b) no such amendment shall increase the aggregate number of Common Shares that may be issued pursuant to all Incentive Stock Options granted under this Plan (except pursuant to Section 8 hereof) or change, alter or modify the employees or class of employees eligible to receive Incentive Stock Options under this Plan without the approval of the stockholders of the Company, which approval must be obtained within 12 months after the adoption of such amendment by the Board and prior to the issuance of any increased number of shares or the issuance of shares to any person not eligible under the terms of this Plan before any such change.

Section 10. EFFECTIVE DATE OF PLAN

This amendment and restatement of the Plan shall be effective as of March 27, 2008, the date upon which it was approved by the Board; provided, however, that no Common Shares may be issued under this Plan until it has been approved, directly or indirectly, by a majority vote of the holders of the outstanding Common Shares of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the laws of the State of Delaware. If an Award granted under this Plan takes the form of an option, it shall be rescinded if such stockholder approval is not obtained within 12 months after the date set forth above upon which this Plan was approved by the Board.

Section 11. STOCK EXCHANGE REQUIREMENTS; APPLICABLE LAWS

Notwithstanding anything to the contrary in this Plan, no Common Shares purchased upon exercise of an Award, and no certificate representing all or any part of such shares, shall be issued or delivered if (a) such shares have not been admitted to listing upon official notice of issuance on each stock exchange upon which shares of that class are then listed or (b) in the opinion of counsel to the Company, such issuance or delivery would cause the Company to be in violation of or to incur liability under any Federal, state or other securities law, or any requirement of any listing agreement to which the Company is a party, or any other requirement of law or of any administrative or regulatory body having jurisdiction over the Company.

APPENDIX C

AMENDED AND RESTATED NON-EMPLOYEE DIRECTOR STOCK INCENTIVE PLAN

Section 1. PURPOSE OF PLAN

The purpose of this Non-Employee Director Stock Incentive Plan (this “Plan”) of Tejon Ranch Co., a Delaware corporation (the “Company”), is to enable the Company to attract, retain and motivate its non-employee directors by providing for or increasing the proprietary interests of such persons in the Company.

Section 2. PERSONS ELIGIBLE UNDER PLAN

Any person who is a director of the Company and is not a full-time employee of the Company or any of its wholly-owned or majority owned subsidiaries (a “Grantee”) shall be eligible to be considered for the grant of Awards (as hereinafter defined) under this Plan. For purposes of this Plan directors who work as employees part time or full time on a temporary basis (as determined by the Board of Directors) shall be eligible to be considered for the grant of Awards under this Plan.

Section 3. AWARDS

(a) The Board of Directors of the Company (the “Board”) or the Committee (as hereinafter defined) may authorize and direct one or more officers of the Company to enter into, on behalf of the Company, any type of arrangement with a Grantee that is not inconsistent with the provisions of this Plan and that, by its terms, involves or might involve the issuance of (i) shares of Common Stock, par value $0.50 per share, of the Company (the “Common Shares”) or (ii) a Derivative Security (as such term is defined in Rule 16a-1 promulgated under the Securities Exchange Act of 1934, as such Rule may be amended from time to time) with an exercise or conversion privilege at a price related to the Common Shares or with a value derived from the value of the Common Shares. The entering into of any such arrangement is referred to herein as the “grant” of an “Award.”

(b) Awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, limited stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, and an Award may consist of one such security or benefit, or two or more of them in tandem or in the alternative.

(c) Common Shares may be issued pursuant to an Award for any lawful consideration as determined by the Board or the Committee, including, without limitation, services rendered by the recipient of such Award.

(d) The exercise period for awards granted in the form of options shall be not more than 120 months from the date the option is granted.

(e) Awards granted in the form of options shall provide that neither the option nor any interest therein may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner other than by will or the laws of descent and distribution or any transfer to a guardian or other personal representative in connection with the disability of the Grantee.

(f) Awards granted in the form of options shall be exercisable at such times and in such amounts as are determined by the Board of Directors or the Committee.

(g) Subject to the other specific provisions of this Plan, the Board or the Committee, in its sole and absolute discretion, shall determine all of the terms and conditions of each Award granted under this Plan, which terms and conditions may include, among other things, a provision permitting the recipient of such Award, including any recipient who is a director or officer of the Company, to pay the purchase price of the Common Shares or other property issuable pursuant to such Award, or such recipient’s tax withholding obligation with respect to such issuance, in whole or in part, by any one or more of the following:

(i) the delivery of previously owned shares of capital stock of the Company or other property,

(ii) a reduction in the amount of Common Shares or other property otherwise issuable pursuant to such Award,

(iii) the delivery of a promissory note, the terms and conditions of which shall be determined by the Board, and/or

(iv) cash in the form of a personal or cashier’s or bank certified check.

Section 4. STOCK SUBJECT TO PLAN

(a) At any time, the aggregate number of Common Shares issued and issuable pursuant to all Awards granted under this Plan shall not exceed 200,000 ( the “Share Limitation”), subject to adjustment as provided in Section 7 hereof.

(b) For purposes of Section 4(a) hereof, the aggregate number of Common Shares issued and issuable pursuant to Awards granted under this Plan shall at any time be deemed to be equal to the sum of the following:

(i) the number of Common Shares which were issued prior to such time pursuant to Awards granted under this Plan excluding shares which were reacquired by the Company pursuant to provisions in the Awards with respect to which those shares were issued giving the Company the right to reacquire such shares upon the occurrence of certain events; plus

(ii) the number of Common Shares which are or may be issuable at or after such time pursuant to outstanding Awards granted under this Plan prior to such time.

Section 5. DURATION OF PLAN

No Awards shall be granted under this Plan after December 31, 2017. Although Common Shares may be issued after December 31, 2017 pursuant to Awards granted on or prior to such date, no Common Shares shall be issued under this Plan after December 31, 2027.

Section 6. ADMINISTRATION OF PLAN

(a) This Plan shall be administered by the Board or a committee thereof (the “Committee”) consisting of two or more directors.

(b) Subject to the provisions of this Plan, the Board or the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan, including, without limitation, the following:

(i) adopt, amend and rescind rules and regulations relating to this Plan;

(ii) determine which persons meet the requirements of Section 2 hereof for eligibility under this Plan and to which of such eligible persons, if any, Awards shall be granted hereunder;

(iii) grant Awards to eligible persons and determine the terms and conditions thereof, including the number of Common Shares issuable pursuant thereto;

(iv) determine whether, and the extent to which adjustments are required pursuant to Section 7 hereof; and

(v) interpret and construe this Plan and the terms and conditions of any Award granted hereunder.

Section 7. ADJUSTMENTS

If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property and/or a different number or kind of shares or securities or cash, property and/or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, reclassification, dividend (other than a dividend paid out of earned surplus), or other distribution, stock dividend, stock split, reverse stock split or the like, or in the event that substantially all of the assets of the Company are sold, then, unless the terms of such transaction or document evidencing an Award shall provide otherwise, the Committee may make appropriate and proportionate adjustments in (a) the number and type of shares or other securities of the Company that may be acquired pursuant to Awards theretofore granted under this Plan and (b) the maximum number and type of shares or other securities of the Company that may be issued pursuant to Awards thereafter granted under this Plan.

Section 8. AMENDMENT AND TERMINATION OF PLAN

The Board may amend or terminate this Plan at any time and in any manner.

Section 9. EFFECTIVE DATE OF PLAN

This amendment and restatement of the Plan shall be effective as of March 27, 2008, the date upon which it was approved by the Board; provided, however, that no Common Shares may be issued under this Plan until it has been approved by a majority vote of the holders of the outstanding shares of Common Stock of the Company at a meeting duly held or by written consent in accordance with the laws of the State of Delaware. If an Award granted under this Plan takes the form of an option, it shall be rescinded if such stockholder approval is not obtained within 12 months after the date set forth above upon which this Plan was approved by the Board.

Section 10. STOCK EXCHANGE REQUIREMENTS; APPLICABLE LAWS

Notwithstanding anything to the contrary in this Plan, no Common Shares purchased upon exercise of an Award, and no certificate representing all or any part of such shares, shall be issued or delivered if (a) such shares have not been admitted to listing upon official notice of issuance on each stock exchange upon which shares of that class are then listed or (b) in the opinion of counsel to the Company, such issuance or delivery would cause the Company to be in violation of or to incur liability under any Federal, state or other securities law, or any requirement of any listing agreement to which the Company is a party, or any other requirement of law or of any administrative or regulatory body having jurisdiction over the Company.

TEJON RANCH CO.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated March 31, 2008, and hereby appoints KENT G. SNYDER and ROBERT A. STINE as proxies (each with full power to act in the absence of the other, and each with full power of substitution), to represent and to vote all shares of Common Stock of Tejon Ranch Co. held of record by the undersigned on March 14, 2008, at the Annual Meeting of Stockholders to be held on May 13, 2008, or any adjournment or postponement thereof.

In their discretion, the proxies are authorized to vote upon such other business as properly may come before the meeting.

(Continued on reverse side)

PLEASE SIGN AND DATE ON REVERSE SIDE AND RETURN IN THE ACCOMPANYING ENVELOPE

TEJON RANCH CO.

Annual Meeting of Stockholders

May 13, 2008, 9:30 a.m.

Hyatt Regency Irvine

17900 Jamboree Boulevard

Irvine, California

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS.

1. ELECTION OF FOUR DIRECTORS (Class III)	☐ FOR all nominees listed below (except as written to the contrary below)	☐ WITHHOLD AUTHORITY to vote for ALL nominees listed below

JOHN L GOOLSBY, NORMAN METCALFE, KENT G. SNYDER AND MICHAEL H. WINER

(Instruction: to withhold authority to vote for any individual nominee write in the nominee’s name in the space below.)

2.	Ratification of Ernst and Young, LLP as the Company’s independent public accountants for 2008:

☐ FOR	☐ Against	☐ Abstain

3.	Approve amendments to the 1998 Stock Incentive Plan:

☐ FOR	☐ Against	☐ Abstain

4.	Approve amendments to the Non-Employee Director Stock Incentive Plan:

☐ FOR	☐ Against	☐ Abstain

VOTE BY INTERNET OR TELEPHONE OR MAIL

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern time the day prior to the Annual Meeting.

Your telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet

http://www.proxyvoting.com/trc

Use the internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.

OR

Telephone

1-866-540-5760

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.

	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by internet or by telephone,

you do NOT need to mail back your proxy card.